UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
AMERANT BANCORP INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMERANT℠

Amerant Bancorp Inc.
2023 Proxy Statement

Amerant Bancorp Inc. 2023 Proxy Statement

AMERANT BANCORP INC.

220 Alhambra Circle

Coral Gables, FL 33134

Notice of Annual Meeting of Shareholders to be held on June 7, 2023

To the Shareholders of Amerant Bancorp Inc.:

Notice is hereby given that the annual meeting (“Annual Meeting”) of the shareholders of Amerant Bancorp Inc. (“Amerant”, “the “Company,” “we,” “us” or “our”) will be held on June 7, 2023 at 8:00 a.m., Eastern Time in a virtual meeting format only. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting by visiting: www.meetnow.global/MTMM2KV.

There is no physical location for the Annual Meeting and you will not be able to attend the Annual Meeting physically in- person. The Annual Meeting will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time. The platform includes functionality that affords shareholders the same meeting participation rights and opportunities they would have at an in-person meeting, while also allowing our shareholders to participate from any location with internet connectivity that is convenient to them. Participants should allow ample time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

A recording of the Annual Meeting, including any questions asked and answers given, will be available for a period of 12 months following the Annual Meeting at https://meetnow.global/MTMM2KV. Please refer to the “Questions and Answers about the Proxy Materials and the Annual Meeting” section of this Proxy Statement for more details on how to attend the Annual Meeting.

The Annual Meeting is for the following purposes:

1.	to elect directors to serve until the 2024 annual meeting of shareholders;

2.	to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers—Say-on-Pay;

3.	to vote, on a non-binding, advisory basis, on the frequency of voting on the compensation of the Company’s named executive officers—Frequency on Say-on-Pay;

4.	to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and

5.	to transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on April 13, 2023 are entitled to notice of and to vote at the Annual Meeting. We are taking advantage of the Securities and Exchange Commission rules allowing us to furnish proxy materials to shareholders on the Internet. We believe that these rules provide you with proxy materials more quickly and reduce the environmental impact of our Annual Meeting. Accordingly, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our Notice and Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2022.

It is important that your shares be represented and voted at the meeting. You have the following options for voting your shares:

(i) vote via the internet;

(ii) vote via the telephone;

(iii) complete and return the proxy card sent to you; or

(iv) vote electronically during the virtual meeting.

If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting these materials in the proxy statement.

By Order of the Board of Directors

Gerald P. Plush Chairman and Chief Executive Officer

April 26, 2023

i

ii

Proxy Statement Summary

This proxy statement summary highlights important information contained elsewhere in the proxy statement. Since it does not contain all the information you should consider before voting your shares, please read the entire proxy statement carefully before voting.

Annual Meeting Information
	DATE AND TIME: June 7, 2023 at 8:00 a.m. EDT	LOCATION: Online only at www.meetnow.global/ MTMM2KV.	RECORD DATE: April 13, 2023	PROXY MAIL DATE: On or about April 26, 2023

How to Vote	BY INTERNET: Visit the website listed on your proxy card	BY PHONE: Call the telephone number on your proxy card	BY MAIL: Sign, date and return your proxy card in the enclosed envelope	AT THE ANNUAL MEETING: Vote electronically at the virtual Annual Meeting

Proposals

Item		Board Recommendation

1.	To elect directors to serve until the 2024 annual meeting of shareholders.	FOR

2.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers—Say-on-Pay.	FOR

3.	To vote, on a non-binding, advisory basis, on the frequency of voting on the compensation of the Company’s named executive officers—Frequency on Say-on-Pay.	ONE YEAR

4.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.	FOR

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.	—

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Amerant Bancorp Inc. (“Amerant,” the “Company,” “we,” or “us”) of proxies to be voted at the 2023 annual meeting of shareholders of the Company or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held virtually over the Internet on Wednesday, June 7, 2023 at 8:00 a.m. Eastern Time.

These proxy solicitation materials and our Annual Report to shareholders for the year ended December 31, 2022, including related financial statements, were first made available to our shareholders entitled to notice of and to vote at the Annual Meeting on or about April 26, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 7, 2023 — our Annual Report to Shareholders, this proxy statement and the related proxy card are available at www.envisionreports.com/AMTB. The content on any website referred to in this proxy statement is not incorporated by reference into this proxy statement unless expressly noted.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at the Company’s Annual Meeting. You are receiving this Proxy Statement because you were an Amerant Bancorp Inc. shareholder as of the close of business on April 13, 2023 (the “Record Date”). This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders.

Proxy Statement Summary

When and where is the Annual Meeting and how can I attend with the ability to ask questions and/or vote?

The Annual Meeting will be held on Wednesday, June 7, 2023 at 8:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You are entitled to participate in the Annual Meeting only if you were a registered holder of our common stock on the Record Date, or if you were a beneficial owner of shares of our common stock as of the Record Date and you hold a valid legal proxy for the Annual Meeting.

Shareholders of record: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc. (“Computershare”), you are considered, with respect to those shares, the registered holder, and a Notice of Internet Availability of Proxy Materials and the enclosed proxy card were mailed directly to you by the Company. As a registered holder, you will be able to attend the Annual Meeting online, ask a question, and vote by visiting https://meetnow.global/MTMM2KV and following the instructions on the proxy card or on the instructions accompanying the proxy materials.

Beneficial owners: If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and a Notice of Internet Availability of Proxy Materials or this proxy statement and the enclosed proxy card were forwarded to you by your broker, bank or other nominee. If you are a beneficial owner and want to attend the Annual Meeting online by webcast, you have two options:

(1) Registration in Advance of the Annual Meeting

You will need to obtain a legal proxy from your bank, broker or other nominee to attend the Annual Meeting. You should contact your bank, broker or other nominee for instructions regarding how to obtain a legal proxy. Once you obtain your legal proxy from your broker or bank reflecting your Amerant Bancorp holdings, you must submit it along with your name and email address to Computershare.

Requests for registration in advance of the Annual Meeting must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 2, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare in the manner provided below:

By email:  Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:     Computershare

Amerant Bancorp Inc. Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

(2) Register at the Annual Meeting

Beneficial owners may register online at the Annual Meeting to attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner’s voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the Annual Meeting. Beneficial owners may choose to register in advance of the Annual Meeting as set forth in (1) above.

In any event, please go to https://meetnow.global/MTMM2KV for more information on the available options and registration instructions.

The Annual Meeting will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this proxy statement.

Proxy Statement Summary

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the Annual Meeting prior to the 8:00 a.m., Eastern Time, start time. A link on the Annual Meeting page will provide further assistance should you need it, or you may call US & Canada: 1-888-724-2416 or from outside the US & Canada: 1-781-575-2748.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including (1) the election of directors to serve until the 2024 annual meeting of shareholders, (2) to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers—Say-on-Pay, (3) to vote, on a non-binding, advisory basis, on the frequency of voting on the compensation of the Company’s named executive officers—Frequency on Say-on-Pay, and (4) the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

Who Can Vote?

Only shareholders of record at the close of business on the Record Date are entitled to notice of and to attend and vote at the Annual Meeting. As of the record date, there were 30,009,231 outstanding shares of our Class A Voting Common Stock. Each share of our Class A Voting Common Stock outstanding on the Record Date will be entitled to cast one vote on each matter to be voted on at the Annual Meeting.

How You Can Vote?

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. Shareholders who log into the virtual meeting following the instructions above will be able to vote their shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the meeting center site.

Shareholders of record (meaning the shares are registered in your name as opposed to the name of a bank or broker) may vote online, by telephone, by mail and at the Annual Meeting. Shareholders of record may vote online at www.envisionreports.com/AMTB, 24 hours a day, seven days a week. Shareholders of record may vote by telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. Shareholders of record will need the control number included in their Notice of Internet Availability or proxy card in order to vote online or by telephone. Shareholders of record may also vote by mail by completing, signing and dating each proxy card received and returning it in the prepaid envelope to Proxy Services c/o Computershare Investor Services, PO BOX 43101 Providence RI 02940-5067. Shareholders of record submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than June 6, 2023. Shareholders of record may also vote at the Annual Meeting where votes must be received no later than the closing of the polls.

If you are a beneficial owner (meaning your shares are held through a broker, bank or other nominee), you have the right to direct the broker, bank or other nominee that holds your shares how to vote the shares in your account by following the voting instructions provided by such broker, bank or other nominee. The availability of online and telephone voting will depend on the voting options of your broker, bank or other nominee. Alternatively, a beneficial owner may vote directly at the Annual Meeting by following the process outlined in the answer to the question “When and where is the Annual Meeting and how can I attend with the ability to ask questions and/or vote?” above. Votes at the Annual Meeting must be received no later than the closing of the polls.

How can I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date. Furthermore, you may revoke a proxy by attending the Annual Meeting and voting online using the “Cast Your Vote” link on the meeting center site, which will automatically cancel any proxy previously given. Attendance

Proxy Statement Summary

at the Annual Meeting, however, will not automatically revoke any proxy that you have given previously unless you vote online using the “Cast Your Vote” link on the meeting center site.

If you hold shares through a broker, bank or other nominee, you must contact the broker, bank or other nominee to revoke any prior voting instructions.

What constitutes a quorum?

In order for business to be conducted, a quorum must be represented at the Annual Meeting. The majority of all votes entitled to be cast by the holders of the outstanding shares of Class A Voting Common Stock, as applicable, represented as present in the Annual Meeting or by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by a proxy in which authority to vote for any matter considered is “withheld,” a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” (described below) will be considered present at the meeting for purposes of determining a quorum.

What is the required vote to elect directors?

Directors will be elected by a plurality of the votes cast by the Class A Voting Common Stock shareholders at the Annual Meeting, meaning the eleven nominees receiving the most votes will be elected. With respect to the election of directors, a plurality of the votes cast means that the number of votes cast “for” the election of a director must exceed the number of votes cast “against” that director. Unless indicated otherwise by your proxy, the shares will be voted for the eleven nominees named in this proxy statement. Instructions on the accompanying proxy to abstain for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

What is the required vote to approve proposal 2?

Proposal 2 (Say-on-Pay) requires approval by the affirmative vote of the majority of votes cast by the Class A Voting Common Stock shareholders at the Annual Meeting. In voting for this matter, shares may be voted “for”, “against” or “abstain.” These votes are advisory in nature and are not binding on the Company or the Board.

What is the required vote to approve proposal 3?

Proposal 3 (Frequency on Say-on-Pay) requires approval by the affirmative vote of the majority of votes cast by the Class A Voting Common Stock shareholders at the Annual Meeting. In voting for this matter, shares may be voted for a frequency of once every year, once every two years, once every three years or to abstain. These votes are advisory in nature and are not binding on the Company or the Board.

What is the required vote to approve proposal 4?

Proposal 4 (to ratify the selection of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023) requires approval by the affirmative vote of the majority of votes cast by the Class A Voting Common Stock shareholders at the Annual Meeting. These votes are advisory in nature and are not binding on the Company or the Board.

What will be the effect of broker non-votes and abstentions?

• Broker Non-Votes. If your shares are held by a bank, broker or other nominee and you do not provide the bank, broker or other nominee with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters but cannot vote on non-routine matters. If the bank, broker, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any matter, broker non-votes will be counted for purposes of determining whether a quorum is present.

Proposal 1 (election of directors), Proposal 2 (Say-on-Pay), and Proposal 3 ( Frequency on Say-on-Pay) are considered “non-routine,” and banks, brokers and certain other nominees that hold your shares in street name will not be able to cast votes on these proposals if you do not provide them with voting instructions. Broker non-votes are not treated as votes cast and will not affect the outcome of Proposal 1 because directors are elected by a plurality of votes cast. Broker non-votes are not treated as votes cast and will not affect the outcome of Proposal 2 and Proposal 3 because these proposals require the favorable vote of the majority of votes cast.

Proxy Statement Summary

Proposal 4 (ratification of the independent registered public accounting firm) is considered “routine” and we do not expect broker non-votes on this matter.

Please provide voting instructions to the bank, broker or other nominee that holds your shares by carefully following their instructions.

• Abstentions. Abstentions will not be counted as votes cast with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. Abstentions will be counted for the purpose of determining whether a quorum is present.

Other Information

If no instructions are indicated on a duly executed and returned proxy, the shares represented by the proxy will be voted FOR the election of the eleven nominees for director proposed by the Board and set forth herein, FOR the approval of the compensation of the Company’s named executive officers, FOR ONE YEAR on the frequency of voting on the compensation of the Company’s named executive officers and FOR the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

A list of shareholders entitled to vote at the Annual Meeting will be available for inspection upon request of any shareholder at our principal executive offices at 220 Alhambra Circle, Coral Gables, Florida 33134 during the ten days prior to the meeting, during ordinary business hours. In addition, beginning 15 minutes prior to, and during, the Annual Meeting, a list of shareholders of record will be available for viewing by shareholders admitted to the Annual Meeting for any purpose germane to the meeting at https://meetnow.global/MTMM2KV.

Proposal 1 — Election of Directors

Directors and Nominees

As of the Record Date, our Board consisted of twelve members, eleven of whom were non-employee directors. On February 6, 2023, Gustavo J. Vollmer A. notified the Company of his decisions to not stand for re-election to the Board of Directors at the Company’s Annual Meeting and as a result Mr. Vollmer’s term as director of the Company will end on June 7, 2023 (the date of the Annual Meeting).

On April 4, 2023, the Board temporarily authorized increasing the size of the Board from eleven to twelve members, with such increase effective as of April 17, 2023 (the “Effective Date”), and thereafter appointed Ms. Ashaki Rucker, to serve as a member of the Company’s Board, with such appointments becoming effective as of the Effective Date. The appointment of Ms. Rucker was based upon the recommendation of the Corporate Governance, Nominating and Sustainability Committee of the Board, following a detailed review and consideration by that committee of the Company’s and such committee’s criteria for directors, and compliance, to the Company’s satisfaction, with all applicable laws, as well as Nasdaq requirements.

Effective upon the retirement of Mr. Vollmer from the Board, the size of the Board, as temporarily expanded, will be contracted from twelve to eleven members. As of the date of this proxy statement, the Board has determined that eleven directors is an appropriate size for the Board and, accordingly, the Board has nominated, upon the recommendation of the Corporate Governance, Nominating and Sustainability Committee of the Board, the eleven persons identified below, who are currently directors, to serve as directors and to hold office until the next annual meeting or until their successors shall be duly elected and qualified.

The names of, and certain information with respect to, the nominees of the Board for election as directors are set forth below. If, for any reason, any nominee should become unable or unwilling to serve as a director, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the persons named in the proxy card may exercise their discretion to vote your shares for the substitute nominee.

The Board has determined that Messrs. Capriles L., Marturet M., Quelch, Quill, and Suarez, and Mmes. Dana, Holroyd, Knight and Rucker qualify as independent directors in accordance with the listing requirements of The NASDAQ Stock Market LLC (“Nasdaq”). The Board had also previously determined that Mr. Vollmer also qualified as an independent director in accordance with the NASDAQ listing requirements. The NASDAQ independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with us. In addition, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

As disclosed in the Related Party Transactions section of this Proxy Statement, Mr. Marturet’s brother-in-law is a salaried employee of ours and his total compensation is in excess of $120,000, however, Mr. Marturet’s brother-in- law is not an executive officer of the Company and therefore, Mr. Marturet’s independence is not affected by the NASDAQ Marketplace rules 5605(2)(B) and 5605(2)(C).

Proposal 1 — Election of Directors

The following table shows information as of the Record Date for each director nominee.

Name	Age	Director Since	Independent*		Title
Gerald P. Plush	64	2019	No		Chairman, President and Chief Executive Officer
Pamella J. Dana	60	2007	Yes		Lead Independent Director
Miguel A. Capriles L.	59	2003	Yes		Director
Samantha Holroyd	54	2022	Yes		Director
Erin D. Knight	46	2022	Yes		Director
Gustavo Marturet M.	58	2015	Yes		Director
John A. Quelch	71	2022	Yes		Director
John W. Quill	69	2019	Yes		Director
Ashaki Rucker	51	2023	Yes		Director
Oscar Suarez	62	2022	Yes		Director
Millar Wilson	70	1987	No	**	Director

*	In accordance with the listing requirements of Nasdaq and the applicable rules of the Securities and Exchange Commission.
**	Mr. Wilson ceased to be an executive officer of the Company in March 2021 and consequently is not independent under the NASDAQ listing standards.

The Board believes that the directors and director nominees as a whole will provide the diversity of background, experience, expertise and skills necessary for a well-functioning Board and that there are sufficient independent directors to staff the independent committees of the board and provide independent oversight. The Board values highly the ability of individual directors to contribute to a constructive Board environment and the Board believes that the current director nominees, collectively, perform in such a manner. We have a mix of age and new and longer tenured directors to help ensure fresh perspectives as well as continuity and experience. Set forth below is a more complete description of each director’s background, professional experience, qualifications, and skills.

Board Diversity*

Age	Tenure

Gender	Ethnicity

*	Based on non-employee nominee directors

Proposal 1 — Election of Directors

Skills & Experience	Jerry Plush	Pamella Dana	Miguel A. Capriles	Samantha Holroyd	Erin Knight	Gustavo Marturet M.	John W. Quill	Ashaki Rucker	John Quelch	Oscar Suarez	Millar Wilson
Audit & Accounting	X	X	X	X	X	X	X			X	X
Risk Management & Oversight	X		X	X	X	X	X			X	X
Financial Services & Banking	X		X	X	X	X	X	X			X
Capital Markets	X		X	X						X	X
Business Development & Marketing	X	X	X	X	X	X			X	X
Human Capital Management	X	X			X			X	X		X
Executive Compensation	X	X	X		X	X		X			X
Corporate Governance	X	X	X	X		X	X	X	X	X	X
ESG	X	X	X	X				X	X	X
Technology & Digital Transformation	X		X							X	X
Cybersecurity	X

Proposal 1 — Election of Directors

Gerald P. Plush Chairman, President, and Chief Executive Officer

Director since July 2019

Age 64

Key qualifications and expertise:

Mr. Plush provides the Board with broad perspective on the Company’s strategies, challenges, and opportunities; Mr. Plush also brings over 35 years of senior executive level leadership experience in the banking industry to the Board and his previous prominent business and operations roles in other financial institutions provide the Company with insightful and relevant information as it continues to build upon its strategy. Mr. Plush has previous experience serving on public company boards including the boards of multiple financial institutions. Mr. Plush also holds a Certificate in Cybersecurity Oversight from the National Association of Corporate Directors (NACD).

Committee assignments:

•  None

Other Current Public Company Boards:

•  None

Mr. Plush serves as the Company’s Chairman, President, and CEO since June 8, 2022, having served previously as Vice-Chairman, President & CEO since July 1st, 2021, and previously as Vice-Chairman & CEO since March 20, 2021. Mr. Plush has been a director of the Company’s and Amerant Bank, N.A.’s (the “Bank”) Board of Directors since July and October 2019, respectively, and served as Executive Vice-Chairman from February 2021 until his appointment as Vice-Chairman & CEO in March 2021. Mr. Plush is a highly respected financial services industry professional with over 35 years of senior executive leadership experience. From January 2019 to February 2021, he was a partner at Patriot Financial Partners, or Patriot, a private equity firm where he sourced new investment opportunities and represented Patriot on the board of directors for multiple portfolio banks, finance and fintech companies. In 2018, he served as CEO for Verdigris Holdings, Inc., leading this start- up through the regulatory application, organization, and initial funding processes. Mr. Plush’s other prominent leadership roles include his tenure with Santander US from 2014 to 2017, initially as CFO and Executive Committee member, and subsequently as Chief Administrative Officer. He served on the board of Santander Consumer from 2014 to 2016, and as a director for the FHLB of Pittsburgh from 2016 to 2017. Mr. Plush previously served as President, COO and Board Member for Webster Bank beginning in 2006 as EVP and Chief Financial Officer. He spent over 11 years with MBNA America, most recently as Senior Executive Vice President & Managing Director for corporate development and acquisitions and prior to that as CFO—North America.

Mr. Plush holds a Bachelor of Science degree in Accounting from St. Joseph’s University in Philadelphia, Pennsylvania. He is a CPA and CMA (inactive), and currently serves on several local boards, including the board of directors of the Miami-Dade Beacon Council, the Orange Bowl Committee and the University of Miami Citizen’s Board.

Proposal 1 — Election of Directors

Pamella J. Dana Lead Independent Director

Director since 2007

Age 60

Key Qualifications and Expertise:

Dr. Dana brings over 30 years of successful senior governmental, economic, business, and university leadership, organizational management, policymaking and public affairs experience to the Board. This experience coupled with her tenure on the Board and her independence are of great value to the Board.

Committee Assignments:

•  Audit Committee

•  Compensation and Human Capital Committee (Chair)

•  Corporate Governance, Nominating and Sustainability Committee (Chair)

Dr. Dana has served as Senior Advisor at the Institute for Human & Machine Cognition, a Florida-based research institute engaged in artificial intelligence, robotics, sensory substitution, data mining, and related technologies, since 2007. Previously, Dr. Dana served as the Executive Director of the Florida Governor’s Office of Tourism, Trade, and Economic Development from 1999 to 2007 and Florida’s Chief Protocol Officer from 2002 to 2007. Dr. Dana served as Assistant and Deputy Secretary of the California Trade and Commerce Agency from 1995 to 1999. Dr. Dana served as Vice Chair of the board of directors of Triumph Gulf Coast, Inc. from 2013 until 2021, an organization that oversees the distribution of $1.5 billion in BP oil spill settlement payments awarded to Florida, and was Chair of the Scripps Florida Funding Corporation Board, where she also was a member of the Audit Committee, from 2007 until 2022. She has been a Trustee of the Florida Chamber of Commerce Foundation since 2007, a member of the Florida Sports Foundation Board from 2011 until 2019, and a member of the International Economic Development Council since 2007. From 2006 to 2009, Dr. Dana was a Trustee of the University of West Florida and was a voting member for Florida on the U.S. Gulf of Mexico Fisheries Management Council from 2011 to 2016.

Dr. Dana holds a Ph.D. in International Development and Economics from the University of Southern California, a master’s in administration, planning and policy from Harvard University and a bachelor’s in sociology and social work from California State University, Chico. She was a 1991 Henry R. Luce Scholar (Philippines) and 1994 J. William Fulbright Scholar (Australia).

Other Current Public Company Boards: • None

Miguel A. Capriles L. Director

Director since 2003

Age 59

Key qualifications and expertise:

As a long-time director and large shareholder of the Company, Mr. Capriles brings extensive experience with the Company and a shareholder perspective to the Board. Mr. Capriles’ executive experience and real estate development experience also serves to inform the Board’s general decision-making.

Committee Assignments:

•  Audit Committee

•  Corporate Governance, Nominating and Sustainability Committee

Mr. Capriles serves as the Managing Director of Gran Roque Capital and Chairman of Prime Capital, real estate investment and development firms focused on the redevelopment of residential buildings in Spain and Portugal, since 2014. Since 2017, he also serves as Chairman of Agartha Real Estate a company dedicated to the acquisition, development and management of flexible space office buildings under leading sustainable practices and to providing sustainability and social impact advisory and consulting services in Spain. Previously, Mr. Capriles served as the Chairman and President of Cadena Capriles, a newspaper and magazine publisher in Venezuela from 1998 to 2013, where he initiated and led the digital transformation of this traditional media publishing company. He has also served as a director of H.L. Boulton S.A., a publicly-traded Venezuela-based holding company engaged in the import and export of goods and equipment and maritime services, since 1999 and Corporación Industrial Carabobo, C.A., Venezuela’s main tile producer, since 2014. He is also a director of Mercantil Servicios Financieros Internacional, a Panama based Latin-American financial services holding company. Previously, Mr. Capriles served as a director of Mercantil Servicios Financieros (“MSF”) from 1997 to 2018, as a member of the board of directors Abanca Corporacion Bancaria, a commercial bank based in Spain, from 2014 to 2016, and was a member of the Governing Council of the Instituto de Estudios Superiores de Administracion—IESA in Venezuela.

Mr. Capriles has a degree in business administration from the Universidad Metropolitana in Caracas, Venezuela.

Other Current Public Company Boards: • None

Proposal 1 — Election of Directors

Samantha Holroyd Director

Director since April 2022

Age 54

Key Qualifications and Expertise:

Ms. Holroyd brings extensive risk management experience from her professional experience and public board and corporate governance experience from her service as a director. She also holds FINRA Certifications (Series 79 and Series 63) and is also a Certified Corporate Director by the National Association of Corporate Directors (NACD) and is NACD Certified in ESG. Her experience in risk management, ESG matters as well as her knowledge of the Houston marketplace are valued by our Company and Board.

Committee Assignments:

•    Compensation and Human Capital Committee

•    Corporate Governance, Nominating and Sustainability Committee

Other Current Public Company Boards:

•    Chord Energy (NASDAQ – CHRD)

Ms. Holroyd has been an independent advisor to the oil and gas industry since February 2020 through Golden Advisory Services, a consulting firm she founded, most recently serving as consultant for ZeroSix, a carbon credit generation company serving the US Market with specific focus on carbon credits generated by oil and gas companies. Previously, Ms. Holroyd served as a Managing Director at Lantana Energy Advisors, an advisory firm specializing in energy transactions, which was a division of SunTrust Robinson Humphrey, Inc., the corporate and investment banking arm of Truist Financial Corporation from January 2018 until January 2020. Prior to that, she served as a Managing Director at TPG Sixth Street Partners, a global finance and investment firm, from September 2016 to January 2018, and as Technical Director at Denham Capital Management LP, an energy and resources-focused global private equity firm, from October 2011 to September 2016. Ms. Holroyd previously served as Global Reserves Audit Manager and Business Opportunity Manager at Royal Dutch Shell PLC, as Vice President of EIG Global Energy Partners, a provider of institutional capital to the global energy industry, and Vice President of Ryder Scott Company, a petroleum consulting firm. Ms. Holroyd currently serves in the Board of Directors of Chord Energy, and serves on the Audit Committee and the Environmental, Social and Governance Committee. Previously, Ms. Holroyd served as an independent director for Oasis Petroleum and for Gulfport Energy. At Oasis Petroleum, she served as Lead Independent Director from late 2020 to early 2021.

Ms. Holroyd received a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines, holds FINRA Certifications (Series 79 and Series 63) and is also a Certified Corporate Director by the National Association of Corporate Directors (NACD) and is NACD Certified in ESG.

Erin D. Knight Director

Director since December 2022

Age 46

Key Qualifications and Expertise:

Ms. Knight brings extensive subject matter expertise in corporate governance, BSA compliance, portfolio management, as well as credit and investment evaluation. She is also a Certified Financial Planner™ and holds a NASD Series 7 license. Her experience in banking, real estate management, business operations and portfolio management as well as her knowledge of the communities we serve in Florida bring valuable insights to our Company and Board.

Committee Assignments:

•    Audit Committee

•    Compensation and Human Capital Committee

Other Current Public Company Boards:

None

Ms. Knight has served, since January 2019, as President of Monument Capital Management (“Monument”), a fully-integrated real estate management and private equity firm that has acquired and managed over $1 billion of real estate assets across 15 states. In her role she is responsible for operations, growth strategy, and investor relations. Prior to joining Monument, from January 2018 through November 2018, she served as Chief Operating Officer for Alexis, a women’s clothing designer, manufacturer, and distributor, and was responsible for the company’s operations. Previously, from June 2010 until December 2017, Ms. Knight worked at Stonegate Bank, where prior to its successful sale to Centennial Bank, she led Stonegate Bank’s expansion into Miami, opening de novo offices and serving as Market President for the organization, overseeing over $1 billion in loan portfolios comprised of corporate and real estate facilities. Ms. Knight has over 20 years of financial services experience, spanning across risk analysis and management and strategic growth. She began her career with SunTrust Bank as a commercial analyst and subsequently held leadership roles at Regions Bank and SouthTrust (now Wells Fargo).

Ms. Knight received a Bachelor’s degree in Political Science and Business from Florida State University, is a Certified Financial Planner™ and holds a NASD Series 7 license. She serves on the Board of Governors for Citizens Property Insurance Corporation, the Board of Directors at The Miami Foundation and the Baptist Health Foundation and is a member of the International Women’s Forum (IWF).

Proposal 1 — Election of Directors

Gustavo Marturet M. Director

Director since 2015

Age 58

Key Qualifications and Expertise:

Mr. Marturet brings extensive wealth management, banking, and U.S. capital markets experience to the Board.

Committee Assignments:

•  Compensation and Human Capital Committee

•  Risk Committee

Other Current Public Company Boards:

•  None

Mr. Marturet has served as the owner and CEO of Martuga Corporation, a general consulting services company since December 2021. In 2017, he co-founded Unison Asset Management LLC (an SEC registered US equity fund manager), an affiliate of Canepa for which he served as CEO and Co-Portfolio Manager until the end of 2021. From October 2016 until November 2021, Mr. Marturet was a Director of Canepa Funds ICAV in Dublin, Ireland. From 2012 until 2017 Mr. Marturet served as the Portfolio Manager of the Canepa Equity Select Fund, an investment fund. Previously, Mr. Marturet served as the Head of Private Banking and Asset Management at the Bank from 2008 to 2012, and as President and Chief Executive Officer of the Bank’s securities broker-dealer subsidiary from 2002 to 2010. Mr. Marturet served as a director of MSF from 2014 to 2018. Mr. Marturet also served in various roles at Verizon Investment Management, a corporate pension manager, and Bankers Trust Company, a New York-based bank.

Mr. Marturet is a graduate of the Universidad Catolica Andres Bello (Venezuela), Yale University, and Hult University.

John A. Quelch Director

Director since April 2022

Age 71

Key Qualifications and Expertise:

Mr. Quelch is a well-recognized and highly qualified financial expert and also has considerable previous public board experience. His significant experience in strategic marketing, knowledge of our Florida market, leadership roles in higher education and numerous directorship positions make him well-qualified to serve on our Board.

Committee Assignments:

•  Corporate Governance, Nominating and Sustainability Committee

•  Risk Committee

Other Current Public Company Boards:

•  Relativity Acquisition Corp. (SPAC) (NASDAQ – RACYU)

Since January 2023, Mr. Quelch serves as the Leonard M. Miller University Professor at the University of Miami Herbert Business School. Between 2017 and 2022, he also served as Dean of Miami Herbert Business School and as the University’s vice provost for executive education. Prior to joining the Miami Herbert Business School, Mr. Quelch was the Charles Edward Wilson Professor of Business Administration at Harvard Business School from 2013 until 2017. He also held a joint appointment as professor of health policy and management at the Harvard T.H. Chan School of Public Health. Prior to his most recent time at Harvard, Mr. Quelch was dean, vice president and distinguished professor of international management of the China Europe International Business School (CEIBS) from 2011 to 2013, leading the school to realize a significant increase in annual revenues and improving the global ranking of its MBA programs. From 1998 to 2001, Mr. Quelch served as dean of the London Business School, where he helped transform the school into a globally competitive institution and launched seed capital funds to invest in student and alumni start-ups. Mr. Quelch initially joined Harvard Business School in 1979, holding a number of positions over the years, including Sebastian S. Kresge Professor of Marketing, co-chair of the marketing department and Lincoln Filene Professor of Business Administration. He served as senior associate dean of Harvard Business School from 2001 to 2010. Mr. Quelch has served as an independent director of several publicly traded companies in the United States and the United Kingdom as well as in nonprofit and public agency boards, including as chairman of the Massachusetts Port Authority. He is a member of the Trilateral Commission and the Council on Foreign Relations.

Mr. Quelch earned a BA and an MA from Exeter College, Oxford University; an MBA from the Wharton School of the University of Pennsylvania; an MS from the Harvard School of Public Health; and a DBA in business from Harvard Business School.

Proposal 1 — Election of Directors

John W. Quill Director

Director since 2019

Age 69

Key Qualifications and Expertise:

Mr. Quill brings nearly 40 years of experience in financial services, public and private, to the Board and, in particular, his 31 years of experience working with the OCC, the Bank’s primary regulator, allows him to provide the Company with a valuable regulatory- perspective.

Committee Assignments:

•  Audit Committee

•  Risk Committee (Chair)

Other Current Public Company Boards:

•  None

Since June 2015, Mr. Quill has served as a consultant to the International Monetary Fund (the “IMF”), an international organization with the aim of promoting international financial and monetary cooperation, where he previously served as a Senior Financial Sector Expert in bank supervision and policy effectiveness from 2013 to 2015. Prior to the IMF, Mr. Quill served in various capacities with the Office of the Comptroller of the Currency (the “OCC”), a U.S. financial regulator, from 1980 to 2011, including Deputy Comptroller from 2004 to 2011 and the chair of the interagency council that advised the United States Treasury as to banks that should receive funds under the United States Treasury’s Troubled Asset Relief Program. Mr. Quill was an independent director of Gibraltar Private Bank & Trust, Coral Gables, Florida from 2015 to 2018.

Mr. Quill earned a Bachelor of Science in Finance from the University of South Florida.

Ashaki Rucker Director

Director since April 2023

Age 51

Key Qualifications and Expertise:

Ms. Rucker has significant human capital management experience from a variety of well-known public companies and major organizations, and brings significant expertise in human capital strategy, leadership development, culture, and human capital issues at the C-suite executive level to the Company and the Board.

Committee Assignments:

As of the date of this proxy statement the Board has not appointed Ms. Rucker to serve on any committees of the Board.

Other Current Public Company Boards:

•  None

Since February 2019, Ms. Rucker is the Senior Vice President, Human Resources for NBCUniversal Telemundo Enterprises & Latin America where she is responsible for the development and execution of the Human Capital Strategy. From November 2017 through February 2019, she served as Vice President, Human Resources for NBCUniversal Global Distribution and International where she led the development of the Human Capital Strategy for North America while partnering with global Human Resources Counterparts. Ms. Rucker has 30 years of Human Capital experience partnering with C-Suite executives within global Fortune 100 companies. Her industry experience spans across the financial services, professional services and media and entertainment industries. She started her career as a Human Resources Associate at JP Morgan Chase and then held various senior Human Resources leadership positions at UBS, Deutsche Bank, PricewaterhouseCoopers, Warner Media and The Walt Disney Company.

Ms. Rucker graduated from Columbia University’s Teacher’s College with a Master of Arts in Organizational Psychology and also earned a Bachelor of Arts degree from the University at Albany. Ms. Rucker serves on the Board of Directors for Rebuilding Together Miami, and also serves on the Advisory Board of University of Miami Herbert Business School’s Executive Education Program. She is also a member of Girls Inc for Greater Miami’s 150+ Women Strong and was recently recognized on Cablefax’s Diversity list celebrating the most influential multi-ethnic executives in the media industry.

Proposal 1 — Election of Directors

Oscar Suarez Director

Director since April 2022

Age 62

Key Qualifications and Expertise:

Mr. Suarez is a highly qualified financial expert given his considerable experience in public accounting. He is well known and respected in our South Florida market and brings extensive public accounting experience spanning a wide array of industries and sectors to our Board.

Committee Assignments:

•    Audit Committee (Chair)

•    Compensation and Human Capital Committee

Other Current Public Company Boards:

•    None

Mr. Suarez is a lifelong resident of Miami. He has over 40 years of public accounting experience spanning the consumer/retail, hospitality, transportation and international banking sectors. He was a member of the Ernst & Young (EY) U.S. central region leadership team and prior to that, Mr. Suarez served as EY’s markets leader for Florida and Puerto Rico, overseeing all services provided by EY in these two markets. Mr. Suarez was admitted as an executive member to the Latino Corporate Directors Association, is a board member of Industrial Rail Services, L.P., and was the chair, until 2022, of the Florida Accountants Coalition where he served for over 14 years. Mr. Suarez started his career in 1981 with Arthur Andersen and subsequently spent 15 years with KPMG, finally joining EY in 2004. During his career, he worked with management teams and board of directors across large multinational and SEC registrants and served on the board of Miami United Way and Florida International University (FIU) Foundation. Mr. Suarez was a founding member of corporate advisory boards at FIU and University of Miami.

Mr. Suarez received a Bachelor of Science degree in Accounting from St. Thomas University.

Millar Wilson Director

Director since 1987

Age 70

Key Qualifications and Expertise:

As our former Chief Executive Officer, Mr. Wilson has a breadth of knowledge concerning issues affecting us and the banking industry. His prior executive and director experience will continue to assist the Board as we expand our business and build upon our strategy.

Committee Assignments:

•    Risk Committee

Other Current Public Company Boards:

•    None

Mr. Wilson served as Chief Executive Officer of the Company from 2009 until March 2021, and as Vice-Chairman and Chief Executive Officer of the Bank from 2013 until March 2021. During his tenure as Chief Executive Officer, Mr. Wilson successfully led the Company through one of the most historically difficult times the financial industry has faced. Under his leadership, the Bank grew to $8 billion in assets, achieved a continuous upward trend in net income, and enhanced both the banking center network and product offerings to steadily increase lending and deposits. Previously, Mr. Wilson served, for over 30 years, in various roles with MSF including as Executive Director of International Business of MSF from 2013 until January 2018. Mr. Wilson served as a member of the board of directors of the Federal Reserve Bank of Atlanta Miami Branch from 2013 to 2019 and served as a member of the board of directors of Enterprise Florida, Inc. from 2009 to 2013, as chairman of the board of directors of the American Red Cross of Greater Miami and the Keys from 2001 to 2002 and as a director and treasurer of the Miami Dade College Foundation from 1999 to 2004.

Mr. Wilson is a graduate of Bradford University, England and the Harvard Business School Management Development Program.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS.

In order to be elected, a nominee must receive a plurality of the votes cast at the meeting or by proxy.

Corporate Governance

Meetings and Attendance

During the fiscal year ended December 31, 2022, the Board held nine meetings and acted once by written consent. In addition, the Board held a two-day special session in the third quarter of 2022 to discuss the strategy for the 2023-25 period.

All directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2022 and (ii) the meetings of any committees held during their tenure as members of such committees during 2022.

The Board’s unwritten policy regarding director attendance at the annual meeting of shareholders is that directors are encouraged to attend. All but two of the then-incumbent members of the Board participated in the 2022 annual meeting of shareholders.

Executive Sessions

The Company’s independent directors meet separately from the other directors and management in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s Lead Independent Director or the other independent directors. Our Board believes this is an important governance practice that enables the Board to discuss matters without management present. Our Lead Independent Director presides over the executive sessions of the independent directors. Any independent director may call an executive session of independent directors at any time. The independent directors met two times in executive session without management in 2022.

Director Education

Our director education program assists Board members in fulfilling their responsibilities. The director education program commences with an orientation session when a new director joins the Board. The director orientation is designed to familiarize new directors with the Company’s strategic plan, business, reporting structure, risk management, key policies and practices. Our directors also have access to learning courses, materials, and other resources.

Ongoing education is provided through presentations from Senior Management, discussions and presentations by external subject matter experts and other learning opportunities. In 2022, directors were provided with education on subjects including the following:

•	the Company’s products and services;

•	cybersecurity and technology;

•	diversity, equity and inclusion (“DEI”);

•	banking industry trends;

•	significant and emerging risks;

•	corporate governance, and

•	key laws, regulations and supervisory requirements applicable to the Company and its subsidiaries.

Corporate Governance

Board Committees

The standing committees of the Board consist of the Audit Committee, the Compensation and Human Capital Committee (the “Compensation Committee”), the Corporate Governance, Nominating and Sustainability Committee (the “Governance Committee”) and the Risk Committee. The composition of each Board committee as of the date of this proxy statement and the number of meetings held in 2022 by each Committee are set forth below:

Director name	Audit	Compensation and Human Capital	Corporate Governance, Nominating & Sustainability	Risk
Pamella J. Dana (1)	✓	✓ (2)	✓ (2)
Miguel A. Capriles L. (3)	✓		✓
Samantha Holroyd (3)		✓	✓	✓
Erin Knight (3)	✓	✓
Gustavo Marturet M. (3)		✓		✓
John A. Quelch (3)			✓	✓
John W. Quill (3)	✓			✓ (2)
Ashaki Rucker (3) (4)
Oscar Suarez (3)	✓ (2)	✓
Gustavo J. Vollmer A. (3) (5)		✓	✓
Millar Wilson				✓
Number of Meetings held in 2022	11	7	9	6

(1)	Lead Independent Director

(2)	Committee Chair

(3)	Independent Director

(4)

Joined the Board effective April 17, 2023. As of the date of this proxy statement the Board has not appointed Ms. Rucker to serve on any committees of the Board, nor has a decision been made as to which committee(s) of the Board she is expected to be named to. The Company intends to address committee assignments at its annual organizational meeting in June 2023.

(5)

On February 6, 2023, Gustavo J. Vollmer A. notified the Company of his decision to not stand for re-election to the Board of Directors at the Company’s Annual Meeting and as a result Mr. Vollmer’s term as a director of the Company and a member of the Board committees listed above will end on June 7, 2023 (the date of the Annual Meeting).

Each of the standing committees of the Board has a charter specifying such committee’s duties and responsibilities. Each committee charter is reviewed at least annually. The charters of the committees of the Board are available on our website at https://investor.amerantbank.com/corporate-governance/documents-charters. You may also request copies of our committee charters free of charge by writing to our investor relations team at investorrelations@amerantbank.com or via mail addressed to “Investor Relations” at 220 Alhambra Circle, Coral Gables, Florida 33134.

Key Committee Responsibilities

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all Audit Committee members are independent under Nasdaq and SEC rules and that each member is “financially literate”. The Board has also determined that each of Messrs. Capriles, Quill, and Suarez, and Dr. Dana qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Corporate Governance

The Audit Committee’s key responsibilities include:

•	appointing, compensating, retaining, replacing and overseeing the work of the independent registered public accounting firm;

•	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm;

•

reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm has with us in order to evaluate their continued independence;

•	considering and discussing the results of each quarter’s review and the annual audit by the independent registered public accounting firm;

•	reviewing the Company’s financial statements and related disclosures in the Company’s quarterly and annual reports prior to filing with the SEC;

•	reviewing the effectiveness of the Company’s internal control over financial reporting;

•	reviewing with management, the independent registered public accounting firm and our legal advisors, as appropriate, any legal, regulatory or compliance matters;

•

meeting, as it deems appropriate, in separate executive sessions with the independent registered public accounting firm, other directors, internal audit, the Chief Executive Officer or other Company employees, agents, attorneys or representatives;

•	overseeing the performance of the Company’s internal audit function, including the approval of the annual internal audit plan;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC; and

•	reviewing and discussing with management and the Risk Committee policies with respect to risk assessment and risk management.

Compensation and Human Capital Committee

The Board has determined that all Compensation Committee members are independent under Nasdaq and SEC rules. The Compensation Committee’s key responsibilities include:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers, evaluating the performance of our Chief Executive Officer and our other executive officers in light of such goals and objectives and determining and approving the compensation levels of our Chief Executive Officer and other executive officers based on such evaluation;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based plans;

•	overseeing the Company’s human capital management strategy and promoting sound HCM policies and a prosperous corporate culture aligned with the Company’s strategy;

•

assuring that the Company’s compensation policies and programs are effective in attracting and retaining talent, and reviewing the competitiveness of the Company’s benefits plan, equity plans and wellness initiatives;

•	assisting the Board in overseeing the Company’s Diversity, Equity and Inclusion (“DEI”) Program;

•

supporting management in complying with our proxy statement and annual report disclosure requirements, including reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (“CD&A”) and other disclosures required by Item 402 of Regulation S-K and recommending to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K or proxy statement, as applicable;

•	producing a report on executive compensation to be included in our annual proxy statement;

•	reviewing and recommending the Company’s Stock Ownership Guidelines, and amendments thereto, as well as monitor compliance with these guidelines;

•	reviewing, evaluating and recommending changes, if appropriate, to the director compensation program;

Corporate Governance

•	assisting the Board and the Corporate Governance, Nominating and Sustainability Committee in developing the framework for the Succession Plan of the Chief Executive Officer;

•	assisting the Chief Executive Officer in annually evaluating the succession plan of the other Executive Officers;

•	periodically conducting a risk assessment of the Company’s compensation plans and programs; and

•	completing an annual self-assessment.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee and it may also delegate to one or more officers of the Company its authority to approve grants of stock options and other equity-based awards, subject to the terms and conditions of such delegation and applicable plans and law. Except for the delegation to the Company’s Chairman, President and CEO of its authority to grant restricted stock under the 2018 Equity and Incentive Compensation Plan or, the 2018 Plan, as described more fully below under Executive Compensation, the Compensation Committee has not delegated any portion of its duties and responsibilities at this time.

Compensation Committee Interlocks and Insider Participation

From the month of January 2022 until the end of the month of June 2022, the members of the Compensation Committee were Pamella J. Dana (Chair), Frederick C. Copeland, Jr. (who did not stand for reelection at the 2022 annual meeting), Gustavo Marturet M. and Gustavo J. Vollmer A. From July 1, 2022 until December 8, 2022 the members of the Compensation Committee were Orlando Ashford (Chair), Samantha Holroyd, Gustavo Marturet M., Oscar Suarez and Gustavo J. Vollmer A. In December 2022, Mr. Ashford stepped down from the Board effective December 8 2022, and Ms. Erin D. Knight was elected to serve on the Committee effective December 15, 2022. Except for Mr. Vollmer A. who was Executive Chairman of the Company until July 6, 2018, none of the members of the Compensation Committee in 2022 had any interlocks required to be disclosed under Item 407(e)(4) of Regulation S-K.

Except for Mr. Marturet M., none of the members of the Compensation Committee in 2022 had any relationships requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. Mr. Marturet M.’s brother-in-law is a salaried employee but not an executive officer of the Company and received total compensation of approximately $232,000 in 2022. His compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure, and responsibilities and without the involvement of Mr. Marturet.

During 2022, none of our executive officers served as a member of the compensation committee or the board of directors of any other company that has one or more executive officers serving on our Board or our Compensation Committee.

Corporate Governance, Nominating and Sustainability Committee

The Board has determined that all Governance Committee members are independent under Nasdaq and SEC rules. The Governance Committee’s key responsibilities include:

•	identifying individuals qualified to become members of the Board;

•	making recommendations to the Board regarding Board and committee composition;

•	making recommendations to the Board regarding the appointment of a Lead Independent Director from among its non-executive members;

•	reviewing and evaluating director nominations as well as any recommendations relating to corporate governance issues submitted by the shareholders;

•	monitoring director independence;

Corporate Governance

•	overseeing director training and continuing education programs;

•	reviewing and assisting in succession planning annually;

•	reviewing the Code of Conduct and Ethics and recommending changes to the Board as appropriate;

•	overseeing the Company’s Sustainability Program;

•	overseeing the evaluation of the Board and Board Committees; and

•	completing an annual self-assessment.

Risk Committee

The Board has determined that all Risk Committee members except for Mr. Wilson are independent under Nasdaq and SEC rules. The Risk Committee’s key responsibilities include:

•	reviewing and approving the Company’s and the Bank’s risk appetite, profile, and aggregate tolerance levels in light of their strategic, operational, and financial objectives;

•

approving and monitoring the Company’s enterprise risk management framework, which includes oversight over credit, market, operational, information security (cybersecurity), and strategic and reputational risks;

•	reviewing and approving the Company’s Information Security Program and changes thereto that address emerging cybersecurity and information security matters, at least annually;

•	overseeing risks related to Anti-Money Laundering, the Bank Secrecy Act and OFAC sanctions compliance; and

•	evaluating, monitoring and, where appropriate, making recommendations to the Board with respect to:

•

the risks inherent in the businesses of the Company and the Bank, the interrelationships between these risks and the process by which management identifies, assesses and determines appropriate controls;

•	the enterprise risk management framework and control activities, including the setting of performance measurement goals and key risk indicators;

•	the integrity, advancement and understanding of the Company’s and the Bank’s systems and processes of operational controls; and

•	the allocation of risk capital and use of risk adjusted return on capital in decision making.

Board Leadership Structure

The Board’s primary responsibility is to provide effective governance over the Company’s affairs and seeing that our business is managed to meet our goals and objectives and that the long-term interests of our shareholders are served. The Corporate Governance Guidelines adopted by the Board do not establish a fixed policy with respect to the separation of the offices of Chairperson and Chief Executive Officer. The Board believes that it should have flexibility to select the Chairperson and decide on the Board leadership structure, from time to time, in the context of the Company’s specific circumstances at the time the determination is made and based on considerations that it deems to be in the best interests of the Company and its shareholders. The Bylaws of the Company and the Corporate Governance Guidelines provide that in the event the positions of Chairperson and Chief Executive Officer are held by the same person, the Board of Directors must appoint a Lead Independent Director from among its non-executive members.

On March 9, 2022, following the recommendation of the Governance Committee, the Board resolved to appoint Gerald P. Plush as Chairman of the Board, effective immediately after the 2022 Annual Meeting. In addition to his role as Chairman, Mr. Plush continues to serve as the Company’s President and Chief Executive Officer. In connection with the appointment of Mr. Plush as Chairman of the Board, the Board also resolved to appoint Pamella J. Dana, Ph.D as Lead Independent Director of the Board, effective immediately after the 2022 Annual Meeting.

The Board considers that Mr. Plush’s knowledge of the Company, its strategy and goals, his deep knowledge and understanding of the financial services industry and the challenges it is facing, coupled with his experience as Chief Executive Officer and President and his demonstrated leadership capabilities, benefits the Company, its employees, and shareholders. The Board determined that leadership by our Chairman and Chief Executive Officer, combined with

Corporate Governance

oversight from our Lead Independent Director, and our strong, well-qualified directors (all of whom are independent, with the exception of Mr. Plush and Mr. Wilson), Board Committee members and Board Committee Chairs will best provide an effective, high-functioning Board and allow the Company to implement and execute its business plan and key strategic initiatives at this time while meeting the challenges facing the industry and expectations of our shareholders. The Board will continue to evaluate its leadership structure in the future and make changes at such times as it deems appropriate.

Lead Independent Director

Following the recommendation of the Governance Committee, the Board appointed Pamella J. Dana, Ph.D as Lead Independent Director of the Board, effective immediately after the 2022 Annual Meeting. Dr. Dana brings extensive leadership, policymaking and public affairs experience, and her long-term tenure as an independent director of the Company provides her with significant knowledge of the issues facing the Company and will ensure that those issues be considered by the Board.

The primary responsibilities of the Lead Independent Director include the following:

•	acts as Chair of the Board in meetings where the Chair & CEO is not present or unable to serve in that capacity;

•	acts as a liaison between the independent directors and the Chair & CEO without inhibiting direct communication between them;

•

provides input to the Chair & CEO regarding Board meeting schedules and additional agenda items so that matters of concern or interest to the independent directors are appropriately scheduled for discussion;

•	presides over and calls executive sessions of the independent directors, which are held at least semi-annually;

•	meets one-on-one with the Chair & CEO after executive sessions to review the matters discussed therein;

•	engages and consults with major shareholders and other stakeholders, where appropriate;

•	coordinates with the independent directors and Compensation Committee Chair regarding the annual performance and compensation review of the Chair & CEO; and

•	assists the Board and Governance Committee in overseeing compliance with the Company’s Corporate Governance Guidelines.

In addition to the Chairman and Chief Executive Officer and the Lead Independent Director, the Board leadership and oversight framework is complemented by talented and experienced independent directors and the standing committees of the Board. The Company believes that the current Board leadership structure, policies, and practices, when combined with the Company’s other governance policies and procedures, is appropriate and serves the best interest of our shareholders.

Board and Board Committee Performance Evaluations

Each year, the Governance Committee leads the Board through a self-evaluation process. Through this, the directors assess performance, identify areas for improvement and provide feedback.

Board Annual Self-Evaluation: annually, each director completes an open-ended questionnaire with key topics such as board composition; information and resources, and effectiveness and oversight. Responses are reviewed by the Chairman and the Lead Independent Director. The Lead Independent Director leads a discussion of the results at the Corporate Governance, Nominating and Sustainability Committee, and then reports the results of such discussion and the action plans to be implemented as a consequence thereof to the full Board. As a result of director feedback, the Company has implemented and enhanced its director education program and management has updated content and formats of some materials provided to the Board, as well as reviewed the Company’s executive session practices and conducted a special off-site strategic session.

Committee Annual Self-Evaluations: also annually, each director completes an open-ended questionnaire for each committee on which he or she serves with key topics such as Committee Charter, structure, composition and effectiveness. Responses are reviewed by each Committee Chair, who then leads a discussion of the results with the respective Committee. The results of the process, along with any improvement actions are then reported to the full Board at the next Board meeting.

Corporate Governance

Individual Director Evaluations: beginning in 2022, the Governance Committee leads an annual individual director evaluation process. This process consists of individual questionnaires for each director wherein each evaluates their peers and self-assess their performance. The Governance Committee then reviews the aggregated results of the individual evaluations, and the Lead Independent Director and the Chairman meet privately with each of the directors to discuss the results of their evaluations and provide feedback on behalf of the other directors.

Risk Oversight

Information Security Oversight and Risk Management

Information Security is a significant component of our enterprise risk management framework. We are actively engaged in identifying and managing cybersecurity risks. Protecting company data, non-public customer and employee data, and the systems that collect, process, and maintain this information is deemed critical. We have an enterprise-wide Information Security Program, which is designed to protect the confidentiality, integrity and availability of customer non-public information and company data. The Information Security Program was also designed to protect our operations and assets through a continuous and comprehensive cybersecurity detection, protection and prevention program.

Corporate Governance

Our Board, through the Risk Committee, is actively engaged in the oversight of our Information Security Program. The Risk Committee oversees our Information Security Program, including management’s actions to identify and evaluate, material cyber vulnerabilities, threats, and risks as well as the development and implementation of mitigating and remediating actions.

Our Chief Information Security Officer (“CISO”) presents quarterly reports to the Risk Committee regarding our information security program, including relevant information on key risk and performance indicators related to cybersecurity matters as well as significant cybersecurity and privacy events. In addition, our information security risk profile is presented to the Risk Committee on a semi-annual basis.

Our CISO belongs to our risk management unit and reports directly to the Chief Risk Officer, who in turn, reports directly to our Chairman and Chief Executive Officer. Several management committees, including our Executive Management Committee, manage our information security program and meet periodically to review and discuss information security matters. In general, summaries of key matters discussed are reported to the Risk Committee.

Our Information Security Program is structured and aligned with the Federal Financial Institution Examination Council (“FFIEC”) guidelines for information security, regulatory guidance, and other industry standards. To promote the continued effectiveness of our information security program, we periodically conduct risk assessments, complete audits and test, participate in industry associations, and review information from threat intelligence feeds. Our CISO and relevant members of his team keep collaborative relationships with peer banks and policymakers.

We leverage knowledge, people, processes, and technology to develop, implement, manage, and maintain cybersecurity controls. Our Information Security Program employs several detective and defensive tools designed to monitor, alert, and block suspicious activity, as well as to identify, report and address any suspected advanced persistent threats.

Our Information Security Program also continuously promotes cybersecurity awareness and culture across the organization, including regular education and training, testing and tabletop exercises. Our systems, processes, procedures, and controls are reviewed periodically by internal and external auditors, and Federal bank examiners to assess design and operating effectiveness. We also maintain information security risk insurance coverage.

We have also developed an enterprise-wide vendor management and third-party risk management program designed to identify, assess, and manage information security, operational and technology risks associated with third-party vendors. We have also developed an incident response plan that provides a documented procedure to respond and address cybersecurity incidents, including notification of the Risk Committee. The incident response plan provides for the interaction and coordination of executive, strategic and tactical teams, depending on the severity level of the incident, aimed at facilitating coordination across multiple units and departments of the Company. The incident response plan is tested at least annually.

Risks and exposures related to cybersecurity attacks, including litigation and enforcement risks, are expected to be elevated for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of Internet banking, mobile banking and other technology-based products and services by us and our customers. See Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 for a further discussion of risks related to cybersecurity.

Environmental, Social and Governance

Amerant has a long and proud history of community involvement and engagement. In 2021, we launched our environmental, social, and governance (“ESG”) program and formalized our ESG framework to identify opportunities that can make a positive impact on sustainability, in the short term and over the long term. We conducted extensive research and considered ideas from a diverse group of stakeholders, including customers, Amerant team members, investors, and community leaders. We also analyzed our operations and defined five areas of focus as pillars for our ESG program, and set specific goals, metrics and targets that will allow us to measure our progress along the way. In 2022, we established a sustainability unit and appointed a Head of Sustainability. We advanced our program and created “Impact”, the brand identity of our ESG program that aims to tell a story of what Amerant means to do and accomplish as a community bank. We want to create social and environmental value for our people, communities, and customers. With our “Impact” program, we have a framework to identify opportunities that can make a positive impact in everything that we do through our operations, products, and services.

Corporate Governance

Amerant’s ESG framework provides structure to our Impact efforts by cementing a vision, clarifying focus areas, and establishing high-level commitments. Our ESG framework stands on the following five pillars:

Empowering Our People for Shared Success	Promoting Economic Mobility in Our Communities	Building Climate Resilience

We dedicate our time and resources to benefit our communities, ensuring Amerant has a talented, diverse, and supported workforce to bring the best service to our customers every day.	We work tirelessly to empower our customers and bridge the gap faced by communities of all income levels, by providing access to finance and building trusted banking relationships.	Our innovative products and services help our communities and customers address the unique impacts of climate change and environmental degradation, driving sustainable outcomes and financial gains.

The Foundation of Everything We Do	How We “Walk the Talk”

We uphold our commitments to sound governance, business ethics and compliance.

•  Corporate Governance and Transparency

•  Board Diversity

•  Fair and responsible banking

•  Responsible Supply Chain

•  Ethics, Compliance and Risk Management

•  Customer Service and Satisfaction

•  Data Security and Privacy

•  Disaster Relief and Recovery

We lead by example. • Stakeholder Engagement • Corporate giving and volunteerism

For more details on our “Impact” program, including progress on our goals, metrics and targets and how each are measured, please visit the ESG section of our Investor Relations site at www.investor.amerantbank.com and read our 2022 Environmental, Social and Governance Report.

Nomination Process

The Governance Committee is responsible for identifying and recommending to the Board potential directors who possess the qualifications and diversity necessary to be valued members of the Board to assist it in successfully performing its role in corporate oversight and governance.

If the Governance Committee determines that adding a new director is advisable or if a vacancy on the Board arises, the Governance Committee initiates the search, working with other directors, management and, if it deems it appropriate or necessary, a search firm retained to assist in the search.

Additionally, the Governance Committee will consider persons nominated by shareholders and recommend to the full Board whether such nominee should be included with the Board’s nominees for election by shareholders. Our Bylaws contain provisions that address the process (including the required information and deadlines) by which a shareholder of our Class A Voting Common Stock may nominate an individual for consideration by the Governance Committee to stand for election at an annual meeting of shareholders. Specifically, our Bylaws provide that, a shareholder may nominate a director nominee, provided that such shareholder is a shareholder of record at the time notice of the director nomination is provided to the Board, is a shareholder of record of our Class A Voting Common Stock at the time of the annual meeting and is entitled to vote on the election of directors at the annual meeting (a shareholder that meets these provisions and is nominating a director nominee, a “Nominating Shareholder”). Nominating Shareholders should submit the candidate’s name and the other information required by our Bylaws (as described below) to our Corporate Secretary and follow the procedures stated in our Bylaws.

Information regarding potential candidates is presented to the Governance Committee, which then evaluates the candidates based on the needs of the Board at that time and the Company’s qualification and diversity principles. The Governance Committee considers all appropriate candidates proposed by management, directors and shareholders, and

Corporate Governance

each of them are evaluated according to the same criteria, regardless of whether the candidate is recommended by the Governance Committee, a shareholder, another director, management or another third party. The Governance Committee would then meet to consider the recommended candidate(s) and submits the approved candidate(s) to the full Board for approval and recommendation to the shareholders.

In 2022, the Company engaged a search firm to assist the Governance Committee in identifying and evaluating potential directors. The search firm identified several potential candidates, and the Governance Committee evaluated each potential candidates’ qualifications based on its recruitment criteria and completed a process that resulted in (i) the appointment of Ms. Samantha Holroyd, and Messrs. Orlando D. Ashford, John A. Quelch and Oscar Suarez as new independent directors effective on April 1, 2022; and (ii) the appointment of Ms. Erin D. Knight as a new independent director effective December 15, 2022. In the first quarter of 2023, the search firm also assisted the Governance Committee in identifying and evaluating potential directors, upon identification of several candidates, and following a detailed review and consideration of the Company’s and such committee’s criteria for directors, the Board appointed Ms. Ashaki Rucker, effective on April 17, 2023.

Our Bylaws provide certain requirements as to the form and content of a Nominating Shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders. A Nominating Shareholder’s notice must be received by the Company’s Corporate Secretary at 220 Alhambra Circle, Coral Gables, Florida 33134 not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of shareholders. For purposes of the annual meeting of shareholders to be held in 2024, the Nominating Shareholder’s notice must be received no later than March 9, 2024 and no earlier than February 8, 2024. If the date of the next annual meeting of shareholders is scheduled for a date more than 30 calendar days prior to or more than 30 calendar days after the anniversary of the preceding year’s annual meeting, however, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. May 8, 2024 is thirty calendar days prior to the anniversary of the Annual Meeting and July 7, 2024 is 30 calendar days after the anniversary of the Annual Meeting. In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period for the giving of a shareholder’s notice as described above.

Director Qualifications and Diversity

The Governance Committee monitors existing directors’ qualifications and periodically examines the composition and size of the Board. This assessment includes, among other relevant factors, in the context of the perceived needs of the Board at that time, issues of experience, reputation, judgment, diversity and skills.

Accordingly, the Governance Committee considers not only an individual director’s or possible nominee’s qualities, performance, and professional responsibilities, but also the then-current composition of the Board and the challenges and needs of the Board to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its shareholders.

In general, and in giving due consideration to the composition of the Board at that time, the factors considered of individual directors, including those of any nominees of shareholders, include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the individual director’s or possible nominee’s experience with the experience of the Board and the extent to which the individual director or possible nominee would be a desirable addition to the Board and its committees. As part of search processes completed in 2022 and 2023, which culminated in several new appointments as detailed above, it was deemed important by our board that new members to our board live within the markets that we serve. As such, all directors appointed in 2022 and 2023 live within the footprint where the Company operates in South Florida and Houston, Texas. In addition, consistent with our ESG program goals, the search processes also placed emphasis on gender and racial/ethnic diversity and the Company expects that these will continue to be areas of focus when searching for future director candidates as it expects female representation and racial/ethnic representation of non-employee directors on the Board to reach 50% and 60% in 2025, respectively.

The director nomination process is also designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business, and also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the Company’s success.

Corporate Governance

Board Diversity Matrix (as of April 17, 2023 including only director nominees)

Total number of nominee Directors	11
Part I: Gender Identity	Female	Male
Director	4	7
Part II: Demographic Background
African American or Black	1	—
Hispanic or Latinx	—	3
White	3	4

Shareholder Engagement

The Board recognizes the value of developing and maintaining solid relationships with the Company’s shareholders and other stakeholders to understand their viewpoints on relevant issues such as risk management, corporate governance and ESG. The Company engages with its shareholders on a regular basis, not limited to the proxy season.

In 2023, Management met with approximately 70 current and potential institutional shareholders. Current institutional shareholders represented over 20% of the Company’s ownership as of December 31, 2022. Management also holds regular discussions with investment bankers, analysts, proxy advisory firms, rating agencies, and consultants on issues of importance to our stakeholders.

In addition, management participates in investor and industry conferences throughout the year and provides feedback from these events to our Board, which helps in ensuring our policies and practices are in line with market practices.

The Board and management addressed shareholder requests received during 2022 and the first quarter of 2023, which centered around our dual class shares of common stock structure. The Head of Investor Relations & Sustainability and the Corporate Secretary reviewed the shareholder requests with the Chairman & CEO and the CFO, and held productive discussions with the shareholders regarding their inquiries and our corporate governance policies and practices. The Governance, Committee also reviewed the shareholder requests and actions taken by management to address their concerns.

As provided in our Corporate Governance Guidelines, in response to shareholders’ vote, the Board shall perform an assessment in instances where 25% or more of the shareholders vote against a director nomination or management-sponsored proposal or vote for a shareholder proposal. The assessment shall closely examine the concerns of shareholders and, where appropriate, respond to those concerns.

Shareholder Communications with Directors

The Board continues to welcome the feedback of shareholders on issues relevant to our investors. To contact the Board or any member or committee chair, please send your correspondence to corporatesecretary@amerantbank.com or:

Amerant Bancorp Inc.

Attention: Board of Directors or Board Member

c/o Corporate Secretary

Amerant Bancorp Inc.

220 Alhambra Circle

Coral Gables, Florida 33134

Each correspondence should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or each applicable director at the next regular meeting of the Board. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer and persons performing similar functions.

Our Board reviews the Code of Conduct and Ethics on an annual basis. Directors, executive officers and other team members conduct periodic learning courses on the implementation of the Code of Conduct and Ethics and certify their completion on an annual basis.

The Code of Conduct and Ethics is available on our website at https://investor.amerantbank.com/corporate- governance/documents-charters. We will post any amendments to or waivers of our Code of Conduct and Ethics at the same location on our website.

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and reporting process; the qualifications, independence, and performance of the independent registered public accounting firm; and the performance of the internal audit function.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. Members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2022 with management and with RSM US LLP (“RSM”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. The Audit Committee has also discussed with RSM those matters required to be discussed by applicable requirements of the PCAOB and the Securities and Exchange Commission, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

In addition, the Audit Committee has received the written disclosures and the letter from RSM required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Audit Committee has discussed RSM’s independence with RSM.

Based on the reviews and discussions described in this Report, and subject to the limitations of the role and responsibilities of the Audit Committee referred to above and as provided in its written charter, the Audit Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in Amerant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that was previously filed with the Securities and Exchange Commission.

Audit Committee

Oscar Suarez, Chair

Miguel A. Capriles L.

Pamella J. Dana

Erin D. Knight

John W. Quill

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of our Class A Voting Common Stock and Class A Non-Voting Common Stock as of April 13, 2023 (unless otherwise indicated), for:

•	each person whom we know to own beneficially more than 5% of our Class A Voting Common Stock;

•	each named executive officer and each director; and

•	all of our executive officers and directors as a group.

As of the date set forth above, we had 30,009,231 shares of Class A Voting Common Stock outstanding and 3,796,007 shares of Class A Non-Voting Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise noted in the footnotes below, each holder identified below has sole voting and investment power with respect to such securities. Unless otherwise provided, the address of each holder listed is c/o Amerant Bancorp Inc., 220 Alhambra Circle, Coral Gables, Florida 33134.

	Shares of Class A Voting Common Stock Beneficially Owned			Shares of Class A Non-Voting Common Stock Beneficially Owned*
Name of Beneficial Owner	Number	Percentage		Number		Percentage
Named Executive Officers and Directors (1)
Gerald P. Plush	110,140.75	*	*	—		—
Alberto Capriles	29,046.36	*	*	—		—
Carlos Iafigliola	21,751.80	*	*	—		—
Howard Levine	11,532.00	*	*	—		—
Miguel Palacios (2)	36,368.75	*	*	—		—
Pamella J. Dana, Ph.D.	18,017.00	*	*	—		—
Miguel A. Capriles L. (3)	1,279,511.00	4.26%		1,152,331.00		30.36%
Samantha Holroyd	2,225.50	*	*	—		—
Erin D. Knight	500.00	*	*	—		—
Gustavo Marturet M. (4)	49,541.00	*	*	23,622.00	**
John A. Quelch	2,225.00	*	*	—		—
John W. Quill	11,572.00	*	*	—		—
Ashaki Rucker	484.00	*	*	—		—
Oscar Suarez	2,225.00	*	*	—		—
Gustavo J. Vollmer A. (5)	1,260,978.00	4.20%		404,911.00		10.67%
Millar Wilson	115,883.00	*	*	—		—
Executive officers and directors as a group (18 persons):	2,980,385.77	9.93%		1,580,864.00		41.65%
Other Greater than 5% Security Holders
Wellington Management Group LLP (6)	2,125,382.00	7.08%		—		—
Patriot Financial Partners III, L.P. (7)	2,084,197.00	6.95%		—		—
Blackrock, Inc. (8)	1,997,775.00	6.66%		—		—
Diana Medina de Marturet (9)	1,495,399.00	4.98%		479,374.00		12.64%

*

Holders of Class A Non-voting Shares are not entitled to vote on any matter (unless such a vote is required by applicable laws or Nasdaq regulations in a particular case). A holder of Class A Non-Voting Shares shall be permitted to convert shares of Class A Non-Voting Shares into Class A Shares at any time, provided that upon such conversion the holder, together with all Affiliates (as that term is defined in in 12 C.F.R. Section 225.2(a)) of the holder, will not own or control in the aggregate more than 8.9% of the Class A Voting Shares. In any such conversion, each share of Class A Non-Voting Shares will convert into one share of Class A Shares.

Security Ownership of Certain Beneficial Owners

**	Represents less than 1% of the class.

(1)

For executive officers and directors, represents any shares of Company common stock held by them and any restricted stock units granted to them, but excluding any performance stock units granted to them which have not vested and will not vest within 60 days of April 13, 2023.

(2)

Effective February 28, 2023, Mr. Miguel Palacios stepped down as EVP & Head of Commercial of the Company. The shares reflected in this table as beneficially owned by Mr. Palacios are based on the Company’s record as of that date, and do not take into account any transactions that may have occurred after such date.

(3)

As reported in a statement on Schedule 13G filed with the SEC on February 10, 2023, Mr. Capriles has sole voting power over 536,557 shares of Class A Voting Common Stock and shared voting power over 741,229 shares of Class A Voting Common Stock. We understand that Mr. Capriles has sole dispositive power over 485,443 shares of Class A Non-voting Common Stock and shared dispositive power over 666,888 shares of Class A Non-voting Common Stock. Mr. Capriles disclaims beneficial ownership over 741,229 shares of Class A Common Stock and 666,888 shares of Class A Non-voting Common Stock included in the table above and held by certain of his sisters of which he has no economic interest therein.

(4)

These shares include shares directly held by Mr. Marturet as well as shares held by certain trusts and companies under common control by and/or for the benefit of Mr. Marturet and certain members of his family. Approximately 4,495 shares of Class A Voting Common Stock owned indirectly by Mr. Marturet are pledged to secure loans.

(5)

As reported in a statement on Schedule 13G filed with the SEC on February 13, 2023, Mr. Vollmer has sole voting power over 479,767 shares of Class A Voting Common Stock and shared voting power over 779,486 shares of Class A Voting Common Stock. We understand that Mr. Vollmer has sole dispositive power over 104,911 shares of Class A Non-voting Common Stock and shared dispositive power over 404,911 shares of Class A Non-voting Common Stock. These shares include 2,001 shares of Class A Voting Common Stock held by Mr. Vollmer’s wife. Mr. Vollmer disclaims beneficial ownership of 779,486.00 shares of Class A Voting Common Stock and 300,000 shares of Class A Non-voting Common Stock included in the table above as to which he has no economic interest therein.

(6)

As reported in a statement on Schedule 13G filed with the SEC on February 6, 2023 by Wellington Management Group LLP. According to the filing, Amerant Bancorp Inc’s Class A Voting Shares are held by the following entities and individuals: Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (together, “Wellington”). According to the filing, Wellington had shared voting over 1,712,057 Class A Voting Shares and shared dispositive power over 2,125,382 Class A Voting Shares. According to the filing, the Class A Voting Shares are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, and no such client is known to have such right or power with respect to more than five percent of Class A Voting Shares. Wellington may be deemed to beneficially own, in the aggregate, 2,125,382 Class A Voting Shares, representing approximately 7.08% of the outstanding Class A Voting Shares of the Company as of December 31, 2022.

(7)

As reported in a statement on Schedule 13D filed with the SEC on April 4, 2019 by Patriot Financial Partners III, L.P, 2,000,000 Class A Voting Shares are held by the following group of entities and individuals: Patriot Financial Partners III, L.P., Patriot Financial Partners GP III, L.P., Patriot Financial Partners GP III, LLC, W. Kirk Wycoff, James J. Lynch and James F. Deutsch (together, “Patriot”). In March 2020, Patriot informed the Company that it had acquired an additional 78,289 Class A Voting Shares of the Company. In addition, in 2021, Patriot received 5,908 Class A Voting Shares in connection with the vesting of Restricted Stock Units that had been granted to a board member that was a Patriot partner. Patriot may be deemed to beneficially own, in the aggregate, 2,084,197 Class A Voting Shares, representing approximately 6.94% of the outstanding Class A Voting Shares of the Company as of December 31, 2021. We understand that each member of Patriot has shared voting power and shared dispositive power with regard to such Class A Voting Shares. Each member of Patriot disclaims beneficial ownership of the Class A Voting Shares owned by Patriot Financial Partners III, L.P., except to the extent of its or his pecuniary interest therein.

(8)

As reported in a statement on Schedule 13G filed with the SEC on February 3, 2022 by BlackRock, Inc. According to the filing, the Company’s Class A Voting Shares are held by BlackRock, Inc. and several of its subsidiaries (“BlackRock”). Also, according to the filing, as of December 31, 2022, BlackRock had sole voting power over 1,939,047 Class A Voting Shares and sole dispositive power over 1,997,775 Class A Voting Shares. BlackRock may be deemed to beneficially own, in the aggregate, 1,997,775 Class A Voting Shares, representing approximately 6.66% of the outstanding Class A Voting shares of the Company as of December 31, 2022.

(9)

As reported in a statement on Schedule 13G filed with the SEC on February 13, 2023, Mrs. Medina de Marturet has sole voting power over 1,384,203 shares of Class A Voting Common Stock and shared voting and dispositive power over 111,196 shares of Class A Voting Common Stock. We understand that Mrs. Medina de Marturet has sole dispositive power over 479,734 shares of Class A Non-voting Common Stock. Mrs. Medina de Marturet disclaims beneficial ownership of 41,690 shares of Class A Voting Common Stock included in the table above as to which he has no economic interest therein.

Section 16(a) Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, certain of its officers, and persons who beneficially own more than 10 percent of the Company’s voting common stock, to file with the Securities and Exchange Commission initial reports of ownership of equity securities of the Company’s and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to disclose in this proxy statement any late filings or known failures to file.

To the Company’s knowledge, based solely on our review of such reports filed with the SEC and written representations that no other reports were required during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2022 were met, except for the failure to timely file a Form 4 to report a sign-on grant of restricted stock units awarded to Mr. Howard Levine and the failure to timely file the initial ownership statement of Mr. S. Marshall Martin, due to a delay in obtaining EDGAR filing codes for Messrs. Levine and Martin.

Certain Relationships and Related Party Transactions

Since January 1, 2022, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any then director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transaction described below.

Related Party Employees

The brother-in-law of Gustavo Marturet M., one of our directors, is a salaried employee of ours and received total compensation of approximately $232,000 in 2022. His compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure and responsibilities and without the involvement of Mr. Marturet. This employee is not an executive officer of the Company.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or its subsidiaries with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W. Under applicable SEC and NASDAQ rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Our related parties include directors (including nominees for election as directors), executive officers, 5% shareholders and the immediate family members of these persons.

Various Company directors, officers, and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of the Bank and its subsidiaries. From time to time, these persons and entities may enter into transactions in the ordinary course of business with the Bank, including borrowings, all of which are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company or the Bank and do not involve more than the normal risk of collectability or present other unfavorable features. Such transactions are subject to review and approval as provided in our Audit Committee Charter and our Related Party Transaction Policy.

Federal Reserve Regulation O requires loans and other “extensions of credit” made to executive officers, directors and their related interests and to persons beneficially owning with their family 10% or more of the voting securities of a bank or its bank holding company to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures, that are no less stringent than those prevailing at the time for comparable transactions by the Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. The Board would review any loan to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence. In addition, the Audit Committee Charter provides that the Audit Committee will review and approve all related-party transactions.

We have adopted a Related Party Transaction Policy governing the review and approval of transactions with related parties, including those transactions that are expected to exceed $120,000 in any fiscal year. The policy calls for the related party transactions to be reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in conformity with our Code of Conduct and Ethics and is in our best interest, whether the transaction would be in the ordinary course of our business; and whether the related party transaction is entered into on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. In the event that we become aware of a related party transaction that was not approved under the policy, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

Certain transactions are not subject to the related party transaction approval policy, including: (1) decisions on compensation or benefits relating to directors or executive officers or reimbursements for business travel and expenses,

Certain Relationships and Related Party Transactions

(2) credit extensions by us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features, and approved by the Board or an authorized Board or management committee in accordance with our policies or procedures or applicable law, and (3) other financial services, including brokerage services, banking services or services as a bank depositary of funds, transfer agent, registrar, trust or similar services provided by the Company provided that the services are on substantially the same terms as those prevailing at the time for comparable services provided to persons that are not related parties.

All related party transactions, including those described below, have been made consistent with our policy and applicable law, including Federal Reserve Regulation W, when applicable.

Executive Compensation

Compensation Discussion and Analysis

We became a public company in August 2018, and our filings with the SEC since that date were made under the scaled reporting rules applicable to emerging growth companies. As of December 31, 2022, we are no longer an emerging growth company and therefore, our 2022 executive compensation disclosures include additional information regarding executive compensation that was not included in previous years, including:

•	This Compensation Discussion and Analysis (“CD&A”);

•

Additional compensation tables for “Grants of Plan-Based Awards”, “Stock Vested and Options Exercised”, “Non-Qualified Deferred Compensation”, and “Potential Payments Upon Termination or Change in Control”;

•	A non-binding advisory “say-on-pay” vote for executive compensation, which is Proposal 2 of this Proxy Statement; and

•	A non-binding advisory vote on the frequency on which we will hold our “say-on-pay” vote, which is Proposal 3 of this Proxy Statement.

Unless the context requires otherwise, for purposes of this section, references to “the Company” refer to Amerant Bancorp Inc. and its subsidiaries, including Amerant Bank, N.A.

This CD&A describes the philosophy, components, and additional aspects of our 2022 executive compensation program and is intended to be read in conjunction with the tables that immediately follow this section, which provide further information on executive compensation. Our “named executive officers” or “NEOs” for the year ended December 31, 2022, were as follows:

Name	Position
Gerald P. Plush (1)	Chairman, President and Chief Executive Officer (“CEO”)
Carlos Iafigliola (2)	Senior Executive Vice-President and Chief Financial Officer (“CFO”)
Miguel A. Palacios (3)	Former Executive Vice-President and Head of Commercial Banking
Alberto M. Capriles	Senior Executive Vice-President and Chief Risk Officer
Howard A. Levine (4)	Senior Executive Vice-President and Head of Consumer Banking

(1)	Mr. Plush transitioned from Vice-Chairman, President and Chief Executive Officer to Chairman, President and Chief Executive Officer effective June 8, 2022

(2)

Mr. Iafigliola was appointed Senior Executive Vice-President and Chief Operating Officer (“COO”) effective April 21, 2023, and will also remain serving as CFO until such time that his successor is announced.

(3)	Mr. Palacios transitioned from Chief Business Officer to Head of Commercial Banking effective February 22, 2022. On February 28, 2023, Mr. Palacios stepped down from his position with the Company.

(4)	Mr. Levine was appointed to his position with the Company effective June 8, 2022.

2022 Financial and Strategic Highlights

Amerant continued its strong performance and growth in 2022. Amerant was able to achieve these accomplishments, despite the significant changes in interest rates and the uncertainty in the economic environment. Amerant achieved the following key financial and operational results during 2022:

•	Total assets grew by $1.5 billion (19.5%), ending at $9.1 billion at year-end;

•	Loans and deposits increased at a record pace of approximately 25% year-over-year, while maintaining 98% Loan-to-Deposit ratio;

•	Reported record Core Pre-Provision Net Revenue (“Core PPNR”)[1] of $105.5 million.

•	Expanded brand awareness by becoming the official bank of the University of Miami Hurricanes, Miami Heat, and the Florida Panthers;

•

As part of our fewer, smaller and better located strategy for branches, we identified several new branch opportunities in both the Miami and Tampa areas in Florida, and in Houston, Texas, several of which are expected to open soon;

[1]

Core PPNR is a non-GAAP adjusted measure and excludes one-time non-recurring items unrelated to core results. For additional details and a reconciliation of Core PPNR to GAAP financial measures, please see “Non-GAAP Financial Measures” in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023.

Executive Compensation

•

Continued to build our senior management team with four senior executive appointments, including a Head of Consumer Banking, Chief Digital Officer, Chief Legal and Administrative Officer, and Chief People Officer; and

•	Issued the Company’s first ESG report in April 2022, with key strategic goals, targets and metrics clearly identified.

Highlights of Our Executive Compensation Practices

The Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with shareholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of our executive compensation program:

Components of Pay

The components of our 2022 executive compensation program consist primarily of elements that are generally available to our employees, including base salary, annual incentive cash compensation, equity awards, and broad-based benefits.

Element	Performance Period	Objective	Performance Measured / Rewarded for 2022
Base Salary	Annual	Recognizes an individual’s role and responsibilities and provides a stable level of fixed compensation	Reviewed annually and set based on market competitiveness, individual and Company performance, and internal equity considerations
Annual Cash Incentive	Annual	Rewards achievement of annual financial objectives using formulaic pre-set goals and individual achievements	Core PPNR Growth in average total core deposits Non-interest income/total revenues Efficiency ratio Non-performing loans/total loans Key initiatives for each NEO
Restricted Stock Units (“RSUs”)	Long-Term	Aligns the interests of executives and shareholders and serves as an important retention vehicle	Annual grants generally vest in equal annual installments over three years beginning on the first anniversary of the grant date
Performance-Based Restricted Stock Units (“PSUs”)	Long-Term	Aligns the interests of executives and shareholders, serves as an important retention vehicle and drives significant Company performance	2022 PSU grants may vest only upon the achievement of relative total shareholder return over a three-year measurement period

Target Pay Mix

The target pay mix supports the core principles of our executive compensation philosophy and objectives of compensating for performance and aligning executive officers’ interests with those of shareholders, by emphasizing both annual and long-term incentives. The graphics below illustrate the mix of fixed, target annual cash incentive and target long-term equity incentive compensation we provided to our CEO and the average of the other NEOs for 2022.

Executive Compensation

Governance of Our Pay Program

The Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:

What We Do
✓ Stock ownership guidelines apply to our executives and our Board of Directors
✓ Pay-for-performance philosophy and culture
✓ Majority of pay is performance-based or variable and not guaranteed
✓ Establish separate metrics for our annual cash and long-term equity incentive plan designs
✓ Began granting performance-based restricted stock unit awards in 2021
✓ Engage an independent compensation consultant
✓ Independent and experienced Compensation Committee
✓ Use balanced performance metrics which consider both absolute performance and relative performance versus peers
What We Don’t Do
X No hedging of our stock
X No excise tax gross-ups upon change in control in employment or change in control agreements
X No discounted stock option awards
X No dividends or dividend equivalents on shares or units that a participant has not yet earned or that have not vested
X No excessive perquisites

Our Executive Compensation Philosophy and Objectives

The Company’s compensation philosophy is the foundation of our compensation programs which primary focus is to provide a competitive, total rewards program in alignment with our business objectives, human capital strategy and the interests of our shareholders. We are committed to delivering a compensation program with the fundamental principles of fairness, transparency, efficiency, and compliance with laws and regulations. Based on specific job positions and market conditions, our total rewards program combines fixed and variable compensation: base salary, annual cash incentive, equity-based long-term incentive, and a broad range of benefits. This compensation approach plays a significant role in our ability to attract, retain and motivate the quality of talent necessary to achieve our strategic business goals and drive sustained performance. Our compensation model engages our team members to contribute towards the achievement of our Company objectives, while differentiating pay on performance based on individual contributions. Our commitment to maintaining transparent compensation principles and a diverse and inclusive culture for our teams has a direct impact on engagement, drive and performance.

The Company proactively reviews the results of the compensation programs and their link to the Company’s performance as part of a robust governance process led by the Compensation Committee. Policies and procedures are designed to prevent or mitigate excessive risk-taking, align pay and performance, and ensure proper governance practices. Our programs are flexible, allowing us to respond to changing dynamics in the banking industry, organizational direction, and shareholder interests.

Executive Compensation

Determination of Named Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, administers the Company’s compensation policies and programs for the CEO and the other NEOs. The Compensation Committee annually reviews and approves Company goals and objectives relevant to the compensation of the CEO and the other NEOs. The Compensation Committee evaluates the performance of the CEO and the other NEOs considering those Company goals and objectives. The Compensation Committee then approves the calculation of the CEO’s and the other NEOs’ incentive compensation based on applicable performance metrics. The Compensation Committee determines and approves compensation levels for the CEO and the other NEOs based on those evaluations and any other factors as it deems appropriate, including competitive market data, individual and Company performance, skills, experience, complexity and criticality of role, and internal pay equity. The Compensation Committee reviews and approves, as applicable, (i) base salary, (ii) annual cash incentive compensation, (iii) long-term incentive compensation, generally in the form of equity or equity-linked compensation, and (iv) any other compensation, perquisites, and annual or supplemental benefits for the CEO and the other NEOs.

Role of Management

Management, including the CEO and the Chief People Officer, assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. The CEO and other executive officers may participate in Compensation Committee meetings to provide background information and other requested items but are not present during the voting or discussions of their own compensation. The CEO provides recommendations to the Compensation Committee for the other NEOs regarding compensation, performance goals, performance reviews, and other employment-related matters, such as hiring, promotions, or severance payments. The Compensation Committee considers the CEO’s recommendations but retains authority to approve or recommend to the Board of Directors compensation decisions to be approved.

Role of the Independent Compensation Consultant

The Compensation Committee has directly engaged Aon’s Human Capital Solutions practice, a division of Aon plc (otherwise known as McLagan) (“McLagan”) as its external compensation consultant. McLagan reports to, and receives its direction from, the Compensation Committee, and a representative of McLagan regularly attends Compensation Committee meetings as its independent advisor. McLagan helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market and provides advice and information on other executive compensation matters.

In reviewing McLagan’s performance and considering its continued engagement, the Compensation Committee evaluated McLagan’s independence and any conflicts of interest in accordance with applicable SEC rules and Nasdaq listing requirements. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The Compensation Committee considered McLagan’s provision of other services to the Company, the fees paid by the Company to McLagan as a percentage of McLagan’s total revenue, McLagan’s policies and procedures to prevent conflicts of interest, and the confirmation by McLagan that it and its representatives have no business or personal relationship with any member of the Compensation Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that McLagan is independent of the Compensation Committee and of Company management and has no conflicts of interest in its performance of services to the Compensation Committee.

Peer Group

The Compensation Committee believes that obtaining relevant market and peer group data is very important to making determinations about executive officer compensation. Such information provides a reference point for making decisions.

The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers the practices of our competitors and the broader industry for recruiting and retaining talent.

Executive Compensation

The Compensation Committee, with the assistance of its independent consultant, developed a peer group in 2021 for use in establishing 2022 compensation. The peer group was defined using the following criteria:

•	Publicly traded bank holding companies with total assets of $5.25 billion to $20 billion.

•	Not located in Alaska, California, Hawaii, Oregon, and Washington.

•	Consumer loans comprising less than 30% of the total loan portfolio.

•	Located within a Top 100 Metropolitan Statistical Area.

•	Individual consideration given for business model compatibility.

The 2022 compensation peer group consisted of the following companies:

Atlantic Union Bankshares Corporation	Brookline Bancorp, Inc.
Byline Bancorp, Inc.	ConnectOne Bancorp, Inc.
CrossFirst Bankshares, Inc.	Dime Community Bancshares, Inc.
Enterprise Financial Services Corp	First Financial Bancorp.
Flushing Financial Corporation	Home Bancshares, Inc.
Independent Bank Group, Inc.	Lakeland Bancorp, Inc.
National Bank Holdings Corporation	Northfield Bancorp, Inc.
Peapack-Gladstone Financial Corporation	Provident Financial Holdings, Inc.
Republic First Bancorp, Inc.	Sandy Spring Bancorp, Inc.
Seacoast Banking Corporation of Florida	Stock Yards Bancorp, Inc.
TowneBank	Triumph Financial, Inc.
Trustmark Corporation	Univest Financial Corporation
Veritex Holdings, Inc.

Elements of 2022 Compensation

Base Salaries

The base salaries of our NEOs are set annually by the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job title or responsibility. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data and peer data obtained from outside sources, including its independent consultant. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	Each NEO’s scope of responsibility and criticality of role;

•	Each NEO’s years of experience;

•	The types and amount of compensation paid to each NEO;

•	Company performance; and

•	Each NEO’s individual performance and the NEO’s contributions to Company performance.

The Compensation Committee approved salary increases in 2022 for Mr. Plush and Mr. Iafigliola to align with the market and consideration of the factors listed above. The Compensation Committee approved a base salary reduction in 2022 for Mr. Palacios in connection with his transition to the Head of Commercial Banking position.

NEOs	2022 Base Salary	2021 Base Salary	% Change
Gerald Plush	$900,000	$850,000	5.9%
Carlos Iafigliola	$435,750	$415,000	5%
Miguel A. Palacios	$450,000	$500,000	(10%)
Alberto M. Capriles	$425,000	$425,000	0%
Howard Levine	$450,000	N/A	N/A

Executive Compensation

2022 Annual Cash Incentive

Our NEOs are eligible to earn annual cash incentive awards under our Annual Variable Compensation Program based on the level of achievement of performance goals for each applicable performance cycle. In addition to meeting the performance goals for the plan, NEOs must also be employed and in good standing at the time of payment to receive an incentive payout under the plan.

Our Annual Variable Compensation Program is a short-term, non-equity incentive plan that is intended to motivate and reward the NEOs’ performance and contributions to our success and focus each NEO’s attention on specific goals. The plan provides an annual cash incentive based on the achievement of Company performance metrics and the execution of key initiatives defined for each NEO. Under the Annual Variable Compensation Program, the amount of each named executive officer’s potential bonus payout that can be earned at threshold, target and maximum levels is determined as a percentage of the NEO’s base salary, but those levels can be adjusted in the judgment of the Compensation Committee.

Target Opportunities

The target annual cash incentive opportunity under the Annual Variable Compensation Program for 2022 for our NEOs, expressed as a percentage of their average base salary and as a dollar amount, is detailed in the following table:

NEOs	Target Opportunity (as a % of base salary)*	Target Opportunity ($)
Gerald Plush	100%	895,833
Carlos Iafigliola	50%	217,010
Miguel Palacios	60%	285,000
Alberto Capriles	50%	212,500
Howard Levine	60%	270,000

*	If an NEO’s base salary was revised in 2022, the target opportunity is based on the average base salary for 2022.

Company Performance Metrics

As soon as possible at the beginning of each fiscal year, the Compensation Committee sets the Company performance metrics that will be used to determine the bonus payment to be awarded to each NEO. The Company performance metrics, which represent 60% of the target annual incentive opportunity for each NEO, for 2022 included: Core PPNR, growth in average total core deposits, non-interest income over total revenues, efficiency ratio, and non-performing loans over total loans.

A specific percentage weight was allocated to each of these performance metrics as set forth in the table below. The Compensation Committee also established a threshold, target, and maximum performance level for each performance metric. If performance falls below the threshold level for any performance metric, no payment is earned; however, payment is earned for the other performance metrics that are achieved at least equal to the threshold level. Maximum represents the maximum level of performance at which a payment is earned on each performance metric. If the performance achieved for any Company performance metric is above the maximum level, no additional incentive above the maximum incentive for such performance metric is earned. Actual performance between threshold, target and maximum performance levels is interpolated to determine the amount of payment based on relative achievement of the performance metrics.

Executive Compensation

The threshold, target and maximum performance levels for each selected Company performance metric (60% of total) and the actual result for each Company performance metric in 2022, which led to an overall payout at 87% of target, were as follows:

Company Performance Metrics	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	2022 Achievement	2022 Performance Level
Core PPNR (1)	25%	$86.7	$108.4	$130	$105.50	Below Target
Growth in Avg. Total Core Deposits	10%	18.2%	20.2%	22.2%	20.3%	At Target
Non-Interest Income / Total Revenues	7.5%	23.4%	26.0%	28.6%	18.3%	Below Threshold
Efficiency Ratio	7.5%	72.6%	66.0%	59.4%	68.1%	Below Target
Non-Performing Loans / Total Loans	10%	0.66%	0.60%	0.54%	0.57%	Above Target

(1)

Core PPNR is a non-GAAP adjusted measure and excludes one-time non-recurring items unrelated to core results. For additional details and a reconciliation of Core PPNR to GAAP financial measures, please see “Non-GAAP Financial Measures” in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023.

Individual Performance Measures

The Compensation Committee also considers the individual evaluations performed for each NEO in relation to the execution of strategic objectives and key initiatives which for the 2022 awards, represent 40% of the annual cash incentive target opportunity. The Compensation Committee determined that Messrs. Plush, Iafigliola, Capriles, and Levine earned their annual cash incentive at 150% of their individual targets and Mr. Palacios earned at 125% of his individual target, based on the performance assessments described below:

•

Mr. Plush: Led Amerant to record asset growth of over $1.5 billion in 2022 and record Core PPNR[2] of over $105 million. Identified opportunities and led the process for the Bank to establish “Official Bank” partnerships with the Florida Panthers of the National Hockey League and the Miami Heat of the National Basketball Association, as well as for establishing the official hometown bank partnership with the University of Miami Hurricanes. As part of the Company’s business strategy, helped identify several new branch opportunities and added new bankers in key markets. Proactively led talent management, including creating a management succession program, doubling the size of the intern class, identifying the need for and recruiting four highly qualified senior executives, including Head of Consumer Banking, Chief Legal and Administrative Officer, Chief Digital Officer, and Chief People Officer. Identified the need and helped develop an executive education program in partnership with the Herbert Business School of the University of Miami. Identified the need and led push to reduce the level of Non-Performing Assets to a level more consistent with its peer group. Identified and launched new initiative to improve equipment finance capabilities via partnership, augmenting commercial bank capabilities.

•

Mr. Iafigliola: Successfully led capital optimization efforts through repurchase programs of our Class A common stock and subordinated debt issuance. Continued leading the transition of outsourcing critical back-office operations and our core data processing platform to FIS®. Oversaw key interest rate risk management matters, including coordinating hedging strategies related to long term funding, managing deposit costs, among other activities to address the risks presented by the current increasing interest rates environment. Led the profitability analysis of the Miami Heat partnership and coordinated initial onboarding and relationship management. Took full ownership of the ESG program via the investor relations function. Established key relationships for generation of referrals to our broker dealer subsidiary aimed at driving fee income.

•

Mr. Palacios: Supported efforts to achieve strong growth in core deposits. Achieved improvement in referrals to consumer line of business. Led efforts to improve portfolio management team structure and internal processes. Helped finalize commercial team hiring in key markets.

•

Mr. Capriles: Successfully led the continuous improvement of the Enterprise Risk Management framework. Supported the implementation of the adoption of the new accounting guidance for current expected credit losses. Led efforts to reduce the loan cycle review from 15 to 12 months and reduced non-performing assets from

[2]

Core PPNR is a non-GAAP adjusted measure and excludes one-time non-recurring items unrelated to core results. For additional details and a reconciliation of Core PPNR to GAAP financial measures, please see “Non-GAAP Financial Measures” in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023.

Executive Compensation

$60 million to approximately $38 million. Led the consolidation and streamlining of the BSA organizational structure. Played a key role in the transition of outsourcing critical back-office operations and our core data processing platform to FIS®.

•

Mr. Levine: Played an instrumental role in recruiting and onboarding a new head of retail banking and helped in the recruiting and hiring of two Senior Private Bankers, Head of Domestic Wealth, Head of Trust, and Domestic Wealth Advisor. Supported the achievement of key strategic objectives in private banking, business banking, wealth management, and retail business segments, including relevant increase in deposits, loans and assets under management.

Payout Determination

The Compensation Committee verifies achievement relative to the target for the Company performance metrics and the Individual performance measures to determine the respective performance levels. The Compensation Committee then adds the amounts for the two portions together to determine the total 2022 annual cash incentive plan payout for each NEO. The total payout under our Annual Variable Compensation Program for each NEO for 2022 is reflected in the table below.

NEOs	Target Annual Incentive	Company Metrics: 60% of Target*	Company Metrics: Actual Performance %*	Company Metrics: Payout Amount*	Individual Measures: 40% of Target*	Individual Measures: Actual Performance %	Individual Measures: Payout Amount*	Total Achievement as % of Target*	Total Annual Incentive Award in 2022*
Mr. Plush	$895,833	$537,500	87%	$469,294	$358,373	150%	$537,500	112%	$1,006,794
Mr. Iafigliola	$217,010	$130,206	87%	$113,683	$86,804	150%	$130,206	112%	$243,890
Mr. Palacios	$285,000	$171,000	87%	$149,301	$114,000	125%	$142,500	102%	$291,801
Mr. Capriles	$212,500	$127,500	87%	$111,321	$85,000	150%	$127,500	112%	$238,821
Mr. Levine (1)	$270,000	$162,000	87%	$141,443	$108,000	150%	$162,000	112%	$173,071

(*)	Amounts rounded to the nearest whole number.

(1)

Mr. Levine was eligible for a pro-rated 2022 annual incentive payout based on serving in his role with the Company for seven months of the year in 2022 and the amount reported under the “Total Annual Incentive Award in 2022” column in the table above reflects the pro-rated payout.

Long-Term Incentives Program

The third and largest component of the executive compensation program is long-term equity incentives. Long-term equity incentive awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. The Compensation Committee grants executives a mix of RSUs and PSUs. The Compensation Committee added PSUs to the long-term equity incentive mix for executives in 2021. The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of our shareholders. Long-term equity incentives also promote retention, because generally executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making them shareholders with a personal stake in the value they are intended to create.

2022 Long-Term Incentives

For 2022, the Compensation Committee determined that the award vehicle mix should be 50% time-based RSUs and 50% PSUs based on the closing price of our common stock on the date of grant at an aggregate dollar value equal to a percentage of the NEO’s annual base salary at the time of grant (111% of base salary for Mr. Plush and 58% for Messrs. Capriles, Iafigliola and Palacios. Mr. Levine did not participate in the regular long-term equity incentives and only received a grant of time-based RSUs in connection with his appointment as Head of Consumer Banking in June 2022. The time-based RSUs ratably vest over a three-year period from the date of grant. As discussed further below, the PSUs use

Executive Compensation

relative Total Shareholder Return, or TSR, as a metric for a three-year performance period, beginning January 1, 2022 and ending December 31, 2024.

In February 2022, the Compensation Committee also approved a one-time performance compensation and retention award of 3,000 time-based RSUs to Mr. Iafigliola, equal to 23% of his 2022 annual base salary, due to his exceptional performance in 2021 (including implementation of key actions to optimize the capital structure as well as actions aimed at achieving the Company’s efficiency ratio goal), increased visibility with shareholders, and to bring his overall stock holdings in line with other Company executives. The 3,000 RSUs granted to Mr. Iafigliola also vest ratably over a three-year period.

In 2022, our NEOs were awarded the following equity grants:

NEOs	2022 Long-Term Incentives
	Total Target Equity Award Opportunity as a % of Salary		RSUs (#)		Target PSUs (#)
Mr. Plush	111%		14,714		14,715
Mr. Iafigliola	82	% (1)	6,750	(1)	3,750
Mr. Palacios	58%		4,300		4,300
Mr. Capriles	58%		3,650		3,650
Mr. Levine	33%		5,175	(2)	—

(1)	Includes a one-time performance compensation and retention award of 3,000 time-based RSUs to Mr. Iafigliola as more fully described above.

(2)	Grant of time-based RSUs in connection with his appointment as Head of Consumer Banking in June 2022.

The 2022 PSUs may be earned and vest upon the achievement of the Company’s TSR during a performance period from January 1, 2022 through December 31, 2024, relative to the companies in our compensation peer group. As detailed in the chart below, the actual number of PSUs earned will be based on the percentile rank of Amerant’s TSR relative to the TSRs of the companies in the peer group.

Performance Level	TSR Percent Rank	Earned Percentage
Below Threshold	Below 35th Percentile	0%
Threshold	35th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

Interpolation is used to determine payout level in between performance levels. If the Company’s absolute TSR for the performance period is a negative number (without regard to the TSR of the peer group), then irrespective of the Company’s relative TSR to the peer group, the number of PSUs earned and shares issued will be capped at the Target performance level.

The Compensation Committee views the inclusion of a metric that includes TSR as critical because it ties executive officer compensation with the creation of shareholder value and aligns the interests of executive officers with those of Amerant and its shareholders. By measuring our stock performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management. Additionally, it provides rewards that are more directly aligned with performance through different economic cycles.

All equity awards are also subject to each NEO remaining in the continuous service of the Company through the vesting date.

2021 PSUs

The PSUs granted in 2021 will cliff vest at the conclusion of the three-year performance period, ending December 31, 2023, and any shares earned will be based on the achievement of the Relative Total Shareholder Return.

Executive Compensation

Broad-Based Benefits and Perquisites

Our NEOs are eligible to participate in the same benefit plans designed for all our full-time employees, including health, dental, vision, life and disability plans. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors. We also provide limited perquisites for NEOs, including an executive physical, auto allowance and cell phone payments.

Life Insurance Benefits

The Company has entered into a split-dollar life insurance agreement with each of the named executive officers, except Messrs. Plush and Levine. Under each split-dollar life insurance agreement, the Company has purchased a life insurance policy on the life of each executive, and the executive’s designated beneficiary(ies) will receive a portion of the death benefit under the policy upon the executive’s death. The death benefit during employment for Messrs. Palacios and Capriles is $1,000,000. The death benefit during employment for Mr. Iafigliola was $500,000 and was increased to $1,500,000 effective January 1, 2023. Mr. Plush holds an individual life insurance policy that is paid in full by the Company with a death benefit totaling $2,000,000.

Under the split-dollar life insurance policy a portion of the death benefit is endorsed to the applicable NEO, and each year the applicable NEO has an imputed income attributable to his portion of the death benefit. Each NEO is then subject to income taxes on this imputed income. The Company pays each NEO that has entered into a split- dollar life insurance agreement the applicable amount for the NEO to offset the income tax related to the imputed income from his portion of the death benefit.

In cases where a split-dollar life insurance agreement has been entered into with an NEO, the life insurance benefits may continue beyond termination of employment if participants have met the retirement requirements of 55 years of age and 15 years of service, or 60 years of age and 10 years of service prior to termination. At the time Mr. Palacios’ stepped down from his position with the Company, he had not met the retirement requirements, so his death benefit terminated.

401(k) Plan

The Company sponsors the Amerant Bank Retirement Benefits Plan, or the 401(k) Plan, for its employees. Each employee is eligible to make contributions to the 401(k) Plan and receive matching employer contributions after attaining age 18 and three-months’ employment with the Company. The NEOs may participate in the 401(k) Plan on the same terms as the rest of the Company’s employees. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan. Each participant may defer eligible compensation subject to the statutory limit and participants that are 50 years or older can also make additional “catch-up” contributions above the statutory limit. As a safe harbor plan, the Company matches 100% of the first 5% of the participants’ contribution to the 401(k) Plan. All contributions made by both the participants and the Company to the participants’ accounts are vested immediately. All of our NEOs participate in the 401(k) Plan.

Executive Deferred Compensation Plan

The Company maintains a non-qualified deferred compensation plan, or the Deferred Compensation Plan, for highly compensated employees, including the NEOs. The Deferred Compensation Plan is designed to prevent such employees from being disadvantaged by 401(k) Plan limits and supplements the 401(k) Plan’s savings opportunities, however, it does not provide eligible employees with a matching Company contribution.

The Deferred Compensation Plan limits deferral contributions to 50% of the participant’s non-bonus compensation and 100% of the participant’s annual bonus compensation, and to permit investments in Company stock. All deferrals, employer contributions, earnings, and gains on each participant’s account in the Deferred Compensation Plan are vested immediately.

Employee Stock Purchase Plan

We have an Employee Stock Purchase Plan (“ESPP”) for all eligible employees. The ESPP provides for six month offering periods commencing each December 1st and ending on May 31st of the following year and beginning on each June 1st and ending on the following November 30th. Under the terms of the ESPP, eligible employees may contribute through

Executive Compensation

payroll deductions up to $21,250 (85% of IRS limitation) of their compensation toward the purchase of the Company’s Class A common stock. The price per share is equal to the lower of 85% of the fair market price on the first trading day of the offering period or 85% of the fair market price on the last trading day of the offering period. All of our NEOs currently participate in the ESPP (except if no longer employed by the Company) and have participated in previous offering periods for which they were eligible.

Compensation Policies and Practices and Risk Management

Stock Ownership Guidelines

In September of 2018, the Board adopted the following guidelines, which require our directors and officers to own shares of our Class A Common Stock having values equal to the applicable multiple of base salary for executives and annual cash retainer for directors, as set forth in the table below:

Officers and Directors	Ownership requirement
Chief Executive Officer	4x
Other Section 16 Executive officers	2x
Other Non-Section 16 Officers (those reporting to Executive Management Committee Members)	0.5x-1.5x
Non-Employee Directors	4x

Shares that count toward meeting the share ownership guidelines include: (i) shares owned outright, directly or indirectly, including shares held in trust for the benefit of the director or officer; (ii) restricted stock or restricted stock units not subject to attainment of stated performance goals, or performance-based awards that have already met the required performance or vesting criteria; (iii) shares or share equivalents beneficially held in any employee stock purchase plan, retirement savings plan, deferred compensation plan, employee stock ownership plan or similar plan; and (iv) deferred shares or deferred stock units.

Shares that do not count towards meeting the share ownership guidelines include: (i) unexercised stock options and stock appreciation rights; and (ii) unearned performance-based restricted stock or units.

The officers and directors have five years from their appointment or promotion to the applicable position to comply with the share ownership guidelines. The Board may, in its discretion, extend the period of time for attainment of such ownership levels in appropriate circumstances. Until the required ownership level is met, executives are required to retain 50% of the shares received from us under our equity incentive plan net of shares withheld for taxes or payment of the applicable exercise price.

Anti-Hedging Policy

The Company’s Insider Trading Policy prohibits officers, directors, employees and all other Covered Persons (as that term is defined in the Insider Trading Policy) from engaging in transactions with securities issued by the Company or its subsidiaries, including Company Class A Common Stock, or Company Securities, of a speculative nature at any time. This prohibition includes short-selling Company Securities or engaging in transactions involving Company Derivative Securities (options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of the Company’s Securities). Officers, directors and employees are, however, not prohibited from receiving and exercising options, restricted stock units, stock appreciation rights or other Derivative Securities granted under the Company’s equity incentive plans.

Compensation Risk Oversight

The Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components, and other elements of our programs, and reviewing and approving the compensation of our NEOs. The Compensation Committee has conducted a risk assessment and has concluded that our executive compensation program and employee core incentive plans do not create risks that are reasonably likely to have a material adverse effect on us.

Executive Compensation

Employment Agreements and Other Arrangements with the NEOs

The Company currently only maintains an employment agreement with Mr. Plush that sets forth his base salary, bonus compensation, equity compensation, and benefits, as well as provides him with the opportunity to receive certain post-employment payments and benefits, including acceleration of the equity awards in the case of certain involuntary terminations of employment or resignations for good reason. Mr. Plush’s employment agreement provides for a three-year term beginning February 15, 2021, and provides for automatic one-year extensions unless expressly not renewed. Mr. Plush’s employment agreement was amended in January 2023 to discontinue Mr. Plush’s monthly car allowance as the Company now provides Mr. Plush with the limited ability to use a company car and driver exclusively for Company related events.

Messrs. Palacios and Capriles previously entered into employment agreements with the Company, but these agreements for each of these NEOs were replaced upon the expiration of the term of such employment agreements with a Change in Control Agreement (“CIC Agreement”). The employment agreements with Messrs. Palacios and Capriles terminated effective March 20, 2022. Mr. Iafigliola previously entered into an employment agreement with the Company and that employment agreement terminated on March 16, 2023. Mr. Iafigliola and the Company entered into a CIC Agreement on April 3, 2023. The CIC Agreements with Messrs. Palacios, Iafigliola, and Capriles provide for certain severance protections in the event of a change in control of the Company. The CIC Agreements for these NEOs remain in effect for 24 months following the effective date and automatically renew for an additional 12 months unless the Company notifies the NEO at least 90 days before such renewal. Mr. Levine has not yet entered into a CIC Agreement with the Company.

Messrs. Palacios, Iafigliola, Capriles, and Levine have entered into Restrictive Covenant Agreements that include customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

The terms of the arrangements related to termination and change in control for all the NEOs are described in detail in the section entitled “Potential Payments Upon Termination of Change of Control”.

Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company. Based on this review and discussion, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Human Capital Committee:

Pamella J. Dana, PhD., Chair

Samantha Holroyd

Erin Knight

Gustavo Marturet Medina

Oscar Suarez

Gustavo J. Vollmer A.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information required under SEC rules concerning the compensation paid to our NEOs by the Company in respect of our fiscal years ended December 31, 2022, 2021, and 2020.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(*)
Gerald P. Plush (5)	2022	895,000	994,847	1,006,794	63,090	2,959,731
Chairman, President and Chief Executive Officer	2021	743,750	2,584,574	1,073,125	232,920	4,634,369
Carlos Iafigliola (6)	2022	433,675	355,478	243,890	20,012	1,053,055
Senior Executive Vice-President and
Chief Financial Officer
Miguel A. Palacios (7)	2022	475,769	290,723	291,801	33,263	1,091,556
Former Executive Vice-President and	2021	500,000	300,180	356,250	64,585	1,221,015
Head of Commercial Banking	2020	500,000	—	267,188	59,236	826,424
Alberto M. Capriles (8)	2022	425,000	246,777	238,821	26,927	937,524
Senior Executive Vice-President and	2021	425,000	233,873	262,969	55,084	976,926
Chief Risk Officer
Howard A. Levine (9)	2022	247,500	149,972	173,071	21,317	591,860
Senior Executive Vice-President and
Head of Consumer Banking

(*)	Amounts rounded to the nearest whole number.

(1)

Amount of salary reported in any year may differ from the annual base salary amount due to the timing of changes in base salary or, hiring, or promotion of an NEO. NEOs who are also directors do not receive any additional compensation for services provided as a director while they are NEOs.

(2)

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the RSUs and PSUs, computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. Amounts shown in this column relating to RSUs reflect the market value of the RSUs using the closing price of a share of our common stock as reported on the Nasdaq Stock Market on the date of grant, multiplied by the number of shares underlying each award. Amounts shown in this column relating to PSUs were determined using a Monte Carlo simulation model. The grant date fair value of the PSUs included above is determined based upon achievement of performance at the “target” level, which is the probable outcome of the performance metrics associated with each award of PSUs. If performance for the PSUs were to be achieved at the “maximum” level, the grant date fair value of the PSUs for the NEOs would have been as follows: $742,298 for Mr. Plush, $189,169 for Mr. Iafigliola, $216,914 for Mr. Palacios, and $184,124 for Mr. Capriles.

(3)

The amounts shown in this column represent the annual cash incentive amounts earned by the NEOs for 2022 under the Annual Variable Compensation Program, as described in the section entitled “2022 Annual Cash Incentive” in the CD&A.

(4)	The amounts reported in this column for 2022 for our NEOs reflect the following:

Name	401(k) Company Match ($)(A)	Life Insurance Gross-Up ($)(B)	Perquisites ($)(C)	Total ($)(*)
Gerald P. Plush	15,250	30,884	16,956	63,090
Carlos Iafigliola	8,779	513	10,720	20,012
Miguel A. Palacios	15,250	858	17,155	33,263
Alberto M. Capriles	15,250	957	10,720	26,927
Howard A. Levine	12,102	0	9,215	21,317

(*)	Amounts rounded to the nearest whole number.

(A)	Amounts include the Company matching contributions under the 401(k) Plan.

Executive Compensation Tables

(B)

Amounts include the gross-up payments related to imputed income from the split-dollar life insurance plan (BOLI). See “Broad-Based Benefits and Perquisites-Life Insurance Benefits” section in the CD&A for additional information on this benefit.

(C)

Amounts include car allowance ($15,000) and cellular phone payments ($1,956) for Mr. Plush; car allowance ($10,000) and cellular phone payments ($720) for Mr. Iafigliola; executive physical ($1,435), car allowance ($15,000), and cellular phone payments ($720) for Mr. Palacios; car allowance ($10,000), and cellular phone payments ($720) for Mr. Capriles; and executive physical ($730), car allowance ($8,125), and cellular phone payments ($360) for Mr. Levine.

(5)

Mr. Plush transitioned from Vice-Chairman, President and Chief Executive Officer to Chairman, President and Chief Executive Officer effective June 8, 2022. Mr. Plush was not a named executive officer in the Company’s 2020 proxy statement. Therefore, his compensation data for 2020 is not included in this table.

(6)	Mr. Iafigliola was not a named executive officer in the Company’s 2020 and 2021 proxy statements. Therefore, his compensation data for 2020 and 2021 are not included in this table.

(7)	Mr. Palacios transitioned from Chief Business Officer to Head of Commercial Banking effective February 22, 2022. On February 28, 2023, Mr. Palacios stepped down from his position with the Company.

(8)	Mr. Capriles was not a named executive officer in the Company’s 2020 proxy statement. Therefore, his compensation data for 2020 is not included in this table.

(9)

Mr. Levine was appointed to his position with the Company effective June 8, 2022, and was not a named executive officer in the Company’s 2020 and 2021 proxy statements. Therefore, his compensation data for 2020 and 2021 are not included in this table.

For the purpose of business entertainment, the Company has season tickets to certain sporting events. When these tickets are not used for business entertainment, they may be available to NEOs and other employees. No compensation value for such tickets is included in the tables above.

Grants of Plan Based Awards Table

The following table sets forth additional details regarding grants of equity and non-equity plan-based awards during the fiscal year ended December 31, 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value Of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gerald P. Plush		447,917	895,833	1,343,750	—	—	—	—	—
	2/16/2022	—	—	—	7,358	14,715	22,073	—	494,865	(5)
	2/16/2022	—	—	—	—	—	—	14,714	499,982	(6)
Carlos Iafigliola		108,505	217,010	325,515	—	—	—	—	—
	2/16/2022	—	—	—	1,875	3,750	5,625	—	126,113	(5)
	2/16/2022	—	—	—	—	—	—	3,750	127,425	(6)
	2/16/2022	—	—	—	—	—	—	3,000	101,940	(6)
Miguel A. Palacios		142,500	285,000	427,500	—	—	—	—	—
	2/16/2022	—	—	—	2,150	4,300	6,450	—	144,609	(5)
	2/16/2022	—	—	—	—	—	—	4,300	146,114	(6)
Alberto M. Capriles		106,250	212,500	318,750	—	—	—	—	—
	2/16/2022	—	—	—	1,825	3,650	5,475	—	122,750	(5)
	2/16/2022	—	—	—	—	—	—	3,650	124,027	(6)
Howard A. Levine		135,000	270,000	405,000	—	—	—	—	—
	6/8/2022	—	—	—	—	—	—	5,175	149,972	(6)

Executive Compensation Tables

(1)

The annual cash incentive plan provides a cash payout based on the performance. The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for the NEOs under the Annual Variable Compensation Program. The amount of the annual cash incentive opportunity depends on the base salary of the NEOs for the year. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and the maximum achievement is determined using straight-line interpolation.

(2)

In order for any payout to be earned, performance must be at the threshold level for at least one metric. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and the maximum achievement is determined using straight-line interpolation.

(3)	Amounts disclosed in these columns reflect the potential threshold, target and maximum number of PSUs granted to our NEOs in 2022.

(4)	Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2022.

(5)

Amounts disclosed for this award reflect the grant date fair value of the PSUs on the February 16, 2022 grant date based on the probable outcome of the applicable performance conditions and was calculated at target based on a combination of the closing market price of our common stock on the grant date and a Monte Carlo simulated fair value in accordance with ASC 718.

(6)

Amounts disclosed for this award reflect the grant date fair value of the RSUs, which was computed in accordance with ASC Topic 718 with the assumptions described in Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Narrative Discussion of the Summary Compensation Table and Grant of Plan-Based Awards Table

The material terms of the pay elements included in the Summary Compensation Table and Grant of Plan-Based Awards Table for our NEOs are described above in the CD&A. The Company currently only maintains an employment agreement with Mr. Plush. On January 14, 2021, the Company and the Bank entered into an employment agreement with Mr. Plush. Under the terms of the agreement, Mr. Plush will be employed by the Company and the Bank for a three-year term beginning on February 15th, 2021 and provides for automatic one-year extensions unless expressly not renewed. Under the agreement, Mr. Plush receives a base salary (reviewed at least annually by the Compensation Committee and may be increased but not decreased), an annual performance bonus, and is eligible to receive equity-based awards. Mr. Plush is also entitled to participate in all employee benefit plans, practices and programs maintained by the Bank or the Company, accrual of vacation time, reimbursement for a club membership as well as certain out-of-pocket business, entertainment, and travel expenses. The agreement also provided for a one-time payment of $100,000 to cover Mr. Plush’s relocation expenses and a one-time temporary housing allowance of $15,000 per month for up to three months. Mr. Plush’s employment agreement was amended in January 2023 to discontinue Mr. Plush’s monthly car allowance as the Company now provides Mr. Plush’s with the limited ability to use a company car and driver exclusively for Company related events.

Mr. Iafigliola previously entered into an employment agreement with the Company and that employment agreement with Mr. Iafigliola terminated on March 16, 2023. None of the other NEOs currently have employment agreements with the Company.

For additional information on Mr. Plush’s employment agreement and other agreements with our NEOs, see “Employment Agreements and Other Arrangements with the NEOs” section of the CD&A.

Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End Table 2022

The table below sets forth the outstanding equity awards held by our NEOs as of December 31, 2022.

		Stock Awards
Name	Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Gerald P. Plush	2/16/2021	17,017	(2)	456,736	—		—
	2/16/2021	41,585	(2)	1,116,141	—		—
	2/16/2022	14,714	(3)	394,924	—		—
	2/16/2021	—		—	38,288	(4)	1,027,637
	2/16/2021	—		—	62,377	(5)	1,674,199
	2/16/2022	—		—	7,358	(6)	197,475
Carlos Iafigliola	2/16/2021	4,570	(2)	122,659	—		—
	2/16/2022	3,750	(3)	100,650	—		—
	2/16/2022	3,000	(3)	80,520	—		—
	2/16/2021	—		—	10,281	(4)	275,942
	2/16/2022	—		—	1,875	(6)	50,325
Miguel A. Palacios	2/16/2021	6,006	(2)	161,201	—		—
	2/16/2022	4,300	(3)	115,412	—		—
	2/16/2021	—		—	13,514	(4)	362,702
	2/16/2022	—		—	2,150	(6)	57,706
Alberto M. Capriles	2/16/2021	4,680	(2)	125,611	—		—
	2/16/2022	3,650	(3)	97,966	—		—
	2/16/2021	—		—	10,529	(4)	282,585
	2/16/2022	—		—	1,825	(6)	48,983
Howard A. Levine	6/8/2022	5,175	(7)	138,897	—		—

(1)	Based on the closing price of $26.84 per share of the Company’s common stock on the Nasdaq Stock Market on December 30, 2022, the last day of trading in 2022.

(2)

Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. One-half of the RSUs will vest on each of February 16, 2023, and February 16, 2024, subject to such named executive officer’s continued service with us on each vesting date.

(3)

Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. One-third of the RSUs will vest on each of February 16, 2023, February 16, 2024, and February 16, 2025, subject to such named executive officer’s continued service with us on each vesting date.

(4)

Amount disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the maximum level for the 2021-2024 performance period. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of the performance cycle and might be less than the number shown in this column.

(5)

Amount disclosed reflect the number of unvested sign-on PSUs held by Mr. Plush, based on achievement of all applicable performance goals at the target level for the 2021-2024 performance period. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of the performance cycle and might be less or more than the number shown in this column.

Executive Compensation Tables

(6)

Amount disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the threshold level for the 2022-2025 performance period. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of the performance cycle and might be more than the number shown in this column.

(7)

Amounts disclosed reflect the number of unvested RSUs held by Mr. Levine that are subject to time-based vesting. One-third of the RSUs will vest on each of June 8, 2023, June 8, 2024, and June 8, 2025, subject to Mr. Levine’s continued service with us on each vesting date.

Option Exercises and Stock Vested Table

The following table sets forth information concerning the vesting of all stock awards on an aggregate basis for each NEO during the fiscal year ended December 31, 2022. The NEOs do not hold any options and as a result there were no option exercises during the fiscal year ended December 31, 2022. The data included in the “Option Exercises and Stock Vested” table is compiled based on each transaction date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Gerald P. Plush	29,300	995,614
Carlos Iafigliola	2,284	77,610
Miguel A. Palacios	3,003	102,042
Alberto M. Capriles	2,339	79,479
Howard A. Levine	—	—

(1)	The amounts shown in this column represent the total number of shares subject to RSUs that vested during 2022.

(2)

The amounts shown in this column reflect the value realized upon vesting of the RSUs as calculated based on the price of a share of our common stock on the vesting date, multiplied by the number of shares underlying each award. The value realized on vesting is pre-tax.

Non-Qualified Deferred Compensation Table

The following table provides information with respect to each defined contribution or other plan that provides for non-qualified deferred compensation in which our NEOs participate. For 2022, Messrs. Plush, Iafigliola, Palacios, and Capriles participated in the deferred compensation plan. For more information on the Deferred Compensation Plan, see “Compensation Discussion and Analysis—Broad-Based Benefits and Perquisites” section of the CD&A.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)
Gerald P. Plush	76,154	—	(15,315)	—	142,530
Carlos Iafigliola	34,694	—	(59,258)	—	186,127
Miguel A. Palacios	83,202	—	(176,426)	—	731,438
Alberto M. Capriles	8,990	—	(23,368)	—	124,802
Howard A. Levine	—	—	—	—	—

(1)	The amounts listed in this column are reported as compensation in the amounts included in the “Salary” column of the 2022 Summary Compensation Table.

(2)

The amounts listed for Messrs. Plush, Palacios, and Capriles include an aggregate of $11,654, $11,462, and $7,567, respectively, which were reported in our Summary Compensation Table for 2022. For Mr. Palacios, $9,503 and $12,711 were reported in our Summary Compensation Table for 2020 and 2019, respectively.

Executive Compensation Tables

The Company maintains the Deferred Compensation Plan for highly compensated employees, including the NEOs. The Deferred Compensation Plan is designed to prevent such employees from being disadvantaged by 401(k) Plan limits and supplements the 401(k) Plan’s savings opportunities, however, it does not provide eligible employees with a matching Company contribution.

The Deferred Compensation Plan limits deferral contributions to 50% of the participant’s non-bonus compensation and 100% of the participant’s annual bonus compensation, and to permit investments in Company stock. All of our NEOs, except for Mr. Levine, participate in the Deferred Compensation Plan. Each participant’s account under the Deferred Compensation Plan holds their contributions, along with earnings, expenses, gains, and losses. Each participant makes his or her own investment decisions as to amounts held in a participant’s account from investment options that are designated in a services agreement between the Company and Fidelity Investments, Inc. for the Deferred Compensation Plan.

All deferrals, employer contributions, earnings, and gains on each participant’s account in the Deferred Compensation Plan are distributed in cash after the participant’s separation from service, either in a lump sum payment or in installment payments, in accordance with the participant’s distribution election. Each distribution, whether in a lump sum or a series of installment payments, commences on the first day of the month following the month in which the applicable triggering event occurred. Installment payments continue annually from the commencement date of the first installment distribution. If the participant’s separation from service is due to the participant’s disability or death, the deferrals, employer contributions, earnings, and gains on the participant’s account will immediately become 100% vested and payment will be made in such form as designated in the participant’s distribution election.

Potential Payments Upon Termination or Change in Control

Upon termination of an NEO’s employment with the Company, or upon a change in control, the Company maintains certain arrangements pursuant to which NEOs are eligible to receive cash severance, equity vesting and other benefits.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown and the narrative below. We have assumed that the termination of employment or change in control occurred on December 31, 2022. On that date, Mr. Iafigliola was still eligible for severance and other benefits under his employment agreement which terminated effective March 16, 2023. In addition, since many factors (e.g., the time of year when the event occurs, our stock price and the executive’s age) could affect the nature and amount of benefits a NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below. Under these SEC rules, the potential payments upon termination or change in control do not include certain distributions to the NEO or benefits to which the NEO is already entitled, including the value of equity awards that have already vested and distributions from qualified retirement plans.

Termination Without Cause or By Executive for Good Reason (not involving a Change in Control)

Cash and Other Amounts

Under the employment agreements with Messrs. Plush and Iafigliola in effect as of December 31, 2022, in the event of a termination of their employment by the Company without “Cause” or by the NEO for “Good Reason” (as these terms are defined in the agreements, and collectively a “Qualifying Termination”) unrelated to a change in control, Mr. Plush will be entitled to receive one and a half times and Mr. Iafigliola would have been entitled to receive one times the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such Qualifying Termination occurs or, if less than three years, the greater of (A) the average of the annual bonuses earned for all full years preceding the year in which the termination occurs, or (B) if less than one year, the target annual bonus in effect for the year in which the termination occurs, which sum shall be payable in substantially equal installments over a period of 18 months for Mr. Plush and 12 months for Mr. Iafigliola in accordance with the Bank’s normal payroll practices; and reimbursements under COBRA (as defined in the agreements), if properly elected for a period of up to 18 months for Mr. Plush and 12 months for Mr. Iafigliola following the date of termination.

Executive Compensation Tables

Equity Awards

Under the PSU and RSU award agreements, all NEOs are eligible for the following upon a termination of employment by the Company without “Cause” or by the NEO for “Good Reason” (as these terms are defined in the award agreements):

•	Outstanding and unvested RSUs will vest pro-rata based on the number of days the NEO was employed during the vesting period; and

•

Outstanding and unvested PSUs would be earned at the greater of target or actual performance as of the termination date, pro rata to reflect the number of days the NEO was employed during the performance period.

Termination Without Cause or By Executive for Good Reason Following a Change in Control

Cash and Other Amounts

Under the employment agreements with Messrs. Plush and Iafigliola and CIC Agreements with Messrs. Palacios, and Capriles, in effect as of December 31, 2022, in the event of a Qualifying Termination during the 24 months following a “Change in Control” (as defined in those agreements), the NEOs are eligible to receive a lump sum equal to (2.99 times for Mr. Plush and two times for all the other NEOs) the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such qualifying termination occurs or, if less than three years, the greater of (A) the average of the annual bonuses awarded for all full years preceding the year in which the termination occurs, or (B) if less than one year, the target annual bonus in effect for the year in which the termination occurs; and reimbursements under COBRA (as defined in the agreements), if properly elected for a period of up to 18 months for Mr. Plush and 12 months for the other NEOs following the date of termination.

Equity Awards

Under the PSU and RSU award agreements, in effect as of December 31, 2022, all NEOs are eligible to receive the following:

•

Upon the termination of an NEO’s employment by the Company without “Cause” or by the NEO for “Good Reason” within 24 months following a “Change in Control” (as these terms are defined in the RSU award agreements), all outstanding and unvested RSUs will vest and become payable in full.

•

Upon a Change in Control (as this term is defined in the PSU award agreements), all outstanding and unvested PSUs are earned at the greater of target or actual performance as of the termination date, pro-rata to reflect the number of days the NEO was employed during the performance period.

Death or Disability

Cash and Other Amounts

Under the employment agreements with Messrs. Plush and Iafigliola in effect as of December 31, 2022, in the event of a termination due to death or Disability (as defined in the employment agreements), Messrs. Plush and Iafigliola (or their estate and/or beneficiaries, as the case may be) would be entitled to receive: (i) any accrued but unpaid base salary and any accrued but unused vacation; (ii) reimbursement for unreimbursed business expenses properly incurred prior to the termination of employment; (iii) such employee benefits, if any, as to which they may be eligible under the Company’s employee benefit plans as of the termination of employment; and (iv) a lump sum cash payment equal to the product of the annual bonus that he would have earned for the year in which the termination occurs based on achievement of the applicable performance goals for such year and a fraction, the numerator of which is the number of days employed during the year of termination and the denominator of which is the number of days in such year.

Equity Awards

Under the PSU and RSU award agreements, in effect as of December 31, 2022, all NEOs are eligible to receive the following in the event of a termination due to death or “Disability” (as defined in the award agreements):

•	All outstanding and unvested RSUs will vest and become payable in full.

•	All outstanding and unvested PSUs will be earned and become payable at target.

Executive Compensation Tables

The following Potential Payments upon Termination or Change-in-Control table shows the value to each NEO of hypothetical benefits and payments provided upon termination as of December 31, 2022 under the Company’s policies and programs.

Name	Compensation Component	Change in Control		Qualifying Termination In Connection With Change in Control		Termination Without Cause Or Good Reason		Death or Disability
Gerald P. Plush
	Cash Severance	—		5,899,644	(1)	2,959,688	(2)	1,006,794	(3)
	PSUs	1,821,839	(4)	—		1,821,839	(5)	2,754,240	(6)
	RSUs	—		1,967,801	(7)	1,097,561	(8)	1,967,801	(9)
	Benefits and Perquisites:	—		13,104	(10)	13,104	(10)	—

	Total:	1,821,839		7,880,549		5,892,192		5,728,836

Carlos Iafigliola
	Cash Severance	—		1,277,439	(11)	638,720	(12)	243,890	(3)
	PSUs	217,511	(4)	—		217,511	(5)	284,611	(6)
	RSUs	—		303,829	(7)	129,399	(8)	303,829	(9)
	Benefits and Perquisites:	—		6,372	(10)	6,372	(10)	—

	Total:	217,511		1,587,640		992,002		832,330

Miguel A. Palacios (13)
	Cash Severance	—		1,521,516	(11)	—		—
	PSUs	280,272	(4)	—		280,272	(5)	357,214	(6)
	RSUs	—		276,613	(7)	134,318	(8)	276,613	(9)
	Benefits and Perquisites:	—		15,912	(14)	—		—

	Total:	280,272		1,814,041		414,590		633,827

Alberto M. Capriles
	Cash Severance	—		1,297,124	(11)	—		—
	PSUs	221,045	(4)	—		221,045	(5)	286,356	(6)
	RSUs	—		223,577	(7)	107,004	(8)	223,577	(9)
	Benefits and Perquisites:	—		15,912	(14)	—		—

	Total:	221,045		1,536,613		328,049		509,933

Howard A. Levine
	Cash Severance	—		—		—		—
	PSUs	—		—		—		—
	RSUs	—		138,897	(7)	26,257	(8)	138,897	(9)
	Benefits and Perquisites:	—		—		—		—

	Total:	—		138,897		26,257		138,897

(1)	The amount shown is equal to 2.99 times the sum of base salary plus the 2021 annual incentive payout for Mr. Plush.

(2)	The amount shown is equal to 1.5 times the sum of base salary plus the 2021 annual incentive payout for Mr. Plush.

(3)

The amount shown is the pro rata amount of any annual incentive award payable in the year of separation. This is the same annual incentive amount reported in the Summary Compensation Table for 2022 because the table assumes termination would have occurred on the last day of the fiscal year.

(4)

PSUs will partially vest upon a change in control. The PSUs will vest pro rata at the greater of target or actual performance through the date of the change in control. The amount shown is the market value of the PSUs that would vest pro rata at the greater of target or actual performance based on the stock price of $26.84 on December 30, 2022.

Executive Compensation Tables

(5)

PSUs will vest pro rata at the greater of target or actual performance upon the termination of employment without cause or by the NEO for good reason. The amount shown is the market value of the PSUs that would vest pro rata at the greater of target or actual performance based on the stock price of $26.84 on December 30, 2022.

(6)	PSUs will vest at target as of the NEO’s death or disability. The amount shown is the market value of the PSUs that would vest at target based on the stock price of $26.84 on December 30, 2022.

(7)

RSUs will vest upon the termination of employment without cause or by the NEO for good reason within 24 months following a change in control. The amount shown is the market value of the RSUs that would vest based on the stock price of $26.84 on December 30, 2022.

(8)

RSUs will vest pro-rata vest upon the termination of employment without cause or by the NEO for good reason. The amount shown is the market value of the RSUs that would vest pro rata based on the stock price of $26.84 on December 30, 2022.

(9)	RSUs will vest as of the NEO’s death or disability. The amount shown is the market value of the RSUs that would vest based on the stock price of $26.84 on December 30, 2022.

(10)	Reimbursement for COBRA payments for a period of 18 months for Mr. Plush (12 months for Mr. Iafigliola). The amounts shown are the estimated cost to the Company for such benefits during the period.

(11)	The amount shown is equal to two times the sum of base salary plus the average of the three prior year annual incentive payouts for Messrs. Iafigliola, Palacios, and Capriles.

(12)	The amount shown is equal to one times the sum of base salary plus the average of the three prior year annual incentive payout for Mr. Iafigliola.

(13)

On March 8, 2023, the Separation Agreement entered into between Mr. Palacios and the Company became effective. See the discussion below under “Separation Agreement and General Release – Mr. Miguel Palacios” for a discussion of the amounts Mr. Palacios is entitled to receive under the terms of that agreement.

(14)	Reimbursement for COBRA payments for a period of 12 months for Messrs. Palacios and Capriles. The amounts shown are the estimated cost to the Company for such benefits during the period.

Separation Agreement and General Release – Mr. Miguel Palacios

On March 8, 2023, a Separation Agreement and General Release entered into between Mr. Palacios and the Company (the “Separation Agreement”) became effective. The Separation Agreement was approved by the Compensation and Human Capital Committee. Under the terms of the Separation Agreement, Mr. Palacios stepped down from his position with the Company including any positions as director of any board of the Company or any other subsidiaries or affiliates of the Company (and any committees thereof) on February 28, 2023 (the “Termination Date”). Pursuant to the Separation Agreement, Mr. Palacios is entitled to: (i) a cash severance payment equal to his total 2022 salary ($475,000) less applicable withholdings and taxes, payable over a one-year period; and (ii) up to two years of insurance stipend to be used towards continuation of Mr. Palacios’ medical benefits, equal to approximately $52,785 plus an estimated tax gross-up amount of $16,989 to ensure that the stipend paid matches the amount of the insurance premium payment (if Mr. Palacios becomes eligible for insurance through subsequent employment or otherwise, the stipend will immediately cease). Mr. Palacios has agreed to a general release of all claims against the Bank and its affiliates and covenants relating to confidentiality, return of property, non-disparagement, and non-competition and non-solicitation provisions.

In addition, pursuant to the applicable agreements, performance based restricted stock units vested based on target or actual performance through the Termination Date, as applicable, pro-rated to reflect the number of days employed during the applicable performance period and were settled in shares of Class A common stock of the Company. All other unvested awards were forfeited in accordance with each applicable agreement.

Pay Versus Performance

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Millar Wilson(1) ($)	Summary Compensation Table Total for Gerald P. Plush(1) ($)	Compensation Actually Paid to Millar Wilson(1),(2),(3) ($)	Compensation Actually Paid to Gerald P. Plush(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Thousands)	Core PPNR ($ Thousands)(5)
							TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	—	2,959,731	—	1,668,456	918,499	777,465	124.87	106.02	63,310	105,479
2021	396,728	4,634,369	1,591,669	8,174,519	1,254,145	1,589,521	158.84	117.08	112,921	69,907
2020	1,604,927	—	764,927	—	728,501	161,192	69.76	87.90	(1,722)	71,023

(1)
Millar Wilson was our PEO in 2020 and from January 1, 2021 through March 19, 2021. Gerald P. Plush became our PEO on March 20, 2021. The individuals comprising the
Non-PEO
NEOs for each year presented are listed below.

2020	2021	2022
Alberto Peraza	Miguel Palacios	Carlos Iafigliola
Miguel Palacios	Alberto Capriles	Miguel Palacios
Alfonso Figueredo	Alfonso Figueredo	Alberto Capriles
Howard Levine

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Su
m
mary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Millar Wilson ($)	Exclusion of Stock Awards for Millar Wilson ($)	Inclusion of Equity Values for Millar Wilson ($)	Compensation Actually Paid to Millar Wilson ($)
2021	396,728	(49,999)	1,244,940	1,591,669
2020	1,604,927	—	(840,000)	764,927

Year	Summary Compensation Table Total for Gerald P. Plush ($)	Exclusion of Stock Awards for Gerald P. Plush ($)	Inclusion of Equity Values for Gerald P. Plush ($)	Compensation Actually Paid to Gerald P. Plush ($)
2022	2,959,731	(994,847)	(296,428)	1,668,456
2021	4,634,369	(2,584,574)	6,124,724	8,174,519

Pay Versus Performance

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	918,499	(260,737)	119,703	777,465
2021	1,254,145	(286,074)	621,450	1,589,521
2020	728,501	—	(567,309)	161,192
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Millar Wilson ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Millar Wilson ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Millar Wilson ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Millar Wilson ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Millar Wilson ($)	Total - Inclusion of Equity Values for Millar Wilson ($)
2021	75,699	—	—	1,169,241	—	1,244,940
2020	—	(405,542)	—	(434,458)	—	(840,000)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Gerald P. Plush ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Gerald P. Plush ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Gerald P. Plush ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Gerald P. Plush ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Gerald P. Plush ($)	Total - Inclusion of Equity Values for Gerald P. Plush ($)
2022	695,070	(976,555)	—	(14,943)	—	(296,428)
2021	6,124,724	—	—	—	—	6,124,724

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	193,343	(72,668)	—	(972)	—	119,703
2021	424,899	—	21,950	174,601	—	621,450
2020	—	(82,911)	—	(88,822)	(395,576)	(567,309)

(4)
Cumulative Total Shareholder Return (“TSR”) for each fiscal year is measured over a period running from the last trading day before the covered fiscal year began, through and including the end of the covered fiscal year, calculated assuming reinvested dividends. The comparison assumes an initial fixed investment of $100 in the Company’s common stock on December 31, 2019. The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Regional Bank Index (“KBW Bank Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

Pay Versus Performance

(5)
We determined Core PPNR to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and
Non-PEO
NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. Core PPNR is calculated as net income attributable to Amerant Bancorp Inc. plus provision for (reversal of) credit losses, provision for income tax expense and non-routine noninterest expense items less non-routine noninterest income items.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR, assuming an initial fixed investment of $100, over the three most recently completed fiscal years.

5
6

Pay Versus Performance

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the three most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Core PPNR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and Core PPNR during the three most recently completed fiscal years.

5
7

Pay Versus Performance

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR, assuming an initial fixed investment of $100, over the three most recently completed fiscal years to that of the KBW Nasdaq Regional Bank Index over the same period.

Tabular List of Most Important Financial Performance Measures
The following list presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and
Non-PEO
NEOs for 2022 to Company performance. The measures in this list are not ranked.

Core PPNR Relative TSR Growth in Average Total Core Deposits Non-performing Loans/Total Loans Efficiency Ratio

Director Compensation

Our non-employee director compensation is determined by the Board based upon the recommendation of the Compensation Committee, which are determined based on input from the Compensation Committee’s compensation consultant, market data (including the Company’s peer group), governance trends and best practices, see “Executive Compensation-Compensation Consultant”.

The Board uses a combination of cash and stock-based compensation to attract qualified candidates to serve as directors and to compensate them for their service. In setting the compensation of non-employee directors, the Compensation Committee and the Board consider the significant amount of time that the Board and its Committees are expected to expend, the workload and responsibility, the skills, knowledge, and understanding needed for service on the Board, and the types and amounts of director pay of our identified peer group.

The Compensation Committee and the Board annually review non-employee director compensation, and the Board, upon the recommendation of the Compensation Committee, has from time to time changed the amounts and forms of director pay. Our overall director compensation was last restructured effective June 2021, to further align our compensation structure with our identified peer group and the broader market.

In addition, in connection with the update to our Board leadership structure, whereby Gerald P. Plush, who also serves as our President and Chief Executive Officer, was appointed Chairman of the Board, and Pamella J. Dana was appointed as Lead Independent Director, the Board approved an annual cash retainer of $25,000 (payable in equal monthly installments) for the Lead Independent Director.

Non-Employee Director Compensation Structure

Annual Retainer paid to all Non-Employee Directors for Board Service in 2022
Cash retainer for Board service (1)	$46,000
Cash retainer per Audit Committee membership (1)	$12,000
Cash retainer per all other Committee membership (1)	$10,000
Annual Equity Grant (2)	$50,000
Committee chair, and Lead Independent Director annual retainer (1)
Board Chair retainer (3)	$75,000
Lead independent Director retainer	$25,000
Audit Committee Chair retainer	$15,000
Annual Committee Chair retainer for all other Committees	$12,000

(1)	Payable in equal monthly installments.

(2)	Restricted Stock Units equivalent to $50,000 based on grant day price with one year vesting starting after the annual meeting.

(3)	Only applicable when the Board Chair is a non-employee director.

When applicable, non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending Board, committee, and shareholders meetings as well as any other designated Company events. Executive officers who are also directors do not receive any compensation for services provided as a director.

Director Compensation

2022 Non-employee Director Compensation Table

The following table provides information on 2022 compensation for each of our non-employee directors who served during 2022. The table below reflects payments made in connection with service on our Board, the Bank’s Board, and the Company’s Board Committees, as applicable.

	Fees Earned or Paid in Cash ($)(*)(1)	Stock Awards ($)(2)(*)	Total (*)($)
Pamella J. Dana (3) (4)	95,417	49,991	145,407
Miguel A. Capriles L.	68,000	49,991	117,991
Samantha Holroyd	49,500	49,991	99,490
Erin D. Knight (5)	2,742	—	2,742
Gustavo Marturet M. (4)	72,000	49,991	121,991
John A. Quelch	44,500	49,991	94,491
John W. Quill (4)	79,000	49,991	128,991
Oscar Suarez (4)	53,000	49,991	102,991
Gustavo J. Vollmer A.	61,000	49,991	110,991
Millar Wilson	56,000	49,991	105,991
Orlando Ashford (4) (6)	51,500	49,991	101,491
Frederick C. Copeland, Jr. (7)	81,500	—	81,500
Guillermo Villar (7)	41,500	—	41,500

(*)	Amounts rounded to the nearest whole number.

(1)	Represents fees paid in cash for services provided to the Company and/or the Bank as a director, including retainers for board and committee service.

(2)

After the 2022 annual meeting, effective June 8, 2022, Dr. Dana, Ms. Holroyd and Messrs. Capriles L., Marturet M., Quelch, Quill, Suarez, Vollmer, Wilson, and Ashford were each awarded 1,725 stock settled restricted stock units. Such restricted stock unit awards will vest on the first anniversary of the date of grant, provided that the grantee remains in continuous service as a director through such date. The grant date fair value provided in this column was computed in accordance with FASB ASC Topic 718. Refer to Note 1 “Business, Basis of Presentation and Summary of Significant Accounting Policies” and Note 14 “Incentive Compensation and Benefit Plans” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.

(3)	Includes pro-rated annual fees for service as Lead Independent Director.

(4)	Includes fees for service as Chair of a Board Committee; any committee chair rotation is pro-rated accordingly on a monthly basis.

(5)	Ms. Knight joined the Board on December 15, 2022.

(6)

Mr. Ashford stepped down from the Board effective on December 8, 2022 following his decision to accept a new full time executive position. The 1,725 restricted stock units that were granted to Mr. Ashford on June 8, 2022 were forfeited on the date he stepped down from the board.

(7)	Messrs. Copeland and Villar did not stand for reelection at the 2022 annual meeting.

Director Compensation

The following table provides information about the outstanding share-based equity awards for each director that served the Company in 2022 that was not a named executive officer as of December 31, 2022:

Stock Awards
Number of Shares or Units That Have Not Vested (#)
Pamella J. Dana (1)	1,725
Miguel A. Capriles L. (1)	1,725
Samantha Holroyd (1)	1,725
Erin D. Knight (2)	—
Gustavo Marturet M. (1)	1,725
John A. Quelch (1)	1,725
John W. Quill (1)	1,725
Oscar Suarez (1)	1,725
Gustavo J. Vollmer A. (1)	1,725
Millar Wilson (1)	1,725
Orlando Ashford (3)	—
Frederick C. Copeland, Jr. (4)	—
Guillermo Villar (4)	—

(1)

Represents a 1,725-stock settled restricted stock units award granted on June 8, 2022 that will vest on the first anniversary of the award, provided that the grantee remains in continuous service through such date.

(2)	Ms. Knight joined the Board on December 15, 2022 and was not awarded any equity awards in 2022.

(3)

Mr. Ashford stepped down from the Board effective on December 8, 2022. The 1,725 restricted stock units that were granted to Mr. Ashford on June 8, 2022 were forfeited on the date he stepped down from the board.

(4)	Messrs. Copeland and Villar decided to retire from the Board and did not stand for reelection at the 2022 annual meeting and were not awarded any restricted stock units in 2022.

Equity Compensation Plan Information

We currently maintain two equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, and directors: the Amerant Bancorp Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) and the 2018 Equity and Incentive Compensation Plan (the “2018 Equity Plan”). The following table sets forth, as of December 31, 2022, certain information related to the foregoing plans under which shares of our Class A Common Stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	261,171	(1)	—(2)	3,122,298	(3) (4)
Equity compensation plans not approved by security holders	—		—	—
Total	261,171		—	3,122,298

(1)

Includes the number of unissued shares subject to outstanding RSU awards to certain executives and other employees and the Company directors as well as the number of unissued shares subject to outstanding PSU awards (assuming target performance) to certain executives that will be settled in Class A Common Stock.

(2)	There is no weighted-average exercise price to report because no options are outstanding under the 2018 Plan and RSUs and PSUs do not have an exercise price.

(3)	Consists of 964,663 shares available under the ESPP, and 2,157,635 shares available under the 2018 Equity Plan.
(4)	All of these shares were, as of December 31, 2022, available for issuance other than upon the exercise of outstanding options, warrants or rights.

Proposal 2 — Say-on-Pay

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires us to provide our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Board believes that the Company’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and the Company’s short- and long-term performance. The objective of our executive compensation program is to provide compensation that is competitive, variable based on our performance and aligned with the long-term interests of shareholders.

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of our NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Amerant Bancorp Inc. approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in the 2023 Proxy Statement.”

Our Board of Directors and our Compensation Committee believe that our commitment to responsible executive compensation practices as demonstrated by the compensation philosophy, policies and procedures as well as the compensation paid to our NEOs as described in the 2023 Proxy Statement justifies a vote by shareholders FOR the resolution approving the compensation of our NEOs.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Company will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NEOS OF THE COMPANY.

This proposal requires the favorable vote of the majority of votes cast for approval at the Annual Meeting by holders of our shares of Class A Voting Common Stock.

Proposal 3 — Frequency on Say-on-Pay

Section 14A of the Exchange Act and the related rules of the SEC require the Company to permit, not less frequently than once every six years, a separate non-binding, advisory shareholder vote with respect to the frequency of voting on the compensation of the Company’s NEOs. As an advisory vote, this proposal is not binding on the Company, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting the advisory vote regarding the compensation of the Company’s NEOs.

As discussed above, the Board of Directors believes that its current executive compensation programs directly link executive compensation to its short and long-term financial performance and align the interests of its executive officers with those of its shareholders. The Board believes that giving its shareholders the right to cast an advisory vote every year on their approval of compensation arrangements of its NEOs is good corporate governance practice and is in the best interests of its shareholders, by allowing its shareholders to provide it with their input on executive compensation philosophy, policies and practices as disclosed in its proxy statement every year.

We are providing shareholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS or abstaining. Shareholders are not voting to approve or disapprove of the Board’s recommendation. Rather, shareholders are being asked to express their preference regarding the frequency of future advisory votes on the NEOs compensation.

The option of one year, two years or three years that receives the highest number of votes cast by the Company’s shareholders will be the frequency for the advisory vote on executive compensation that has been selected by the shareholders. However, because this vote is advisory and will not be binding on the Board or the Company, the Board may decide it is in the best interests of its shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON NEO COMPENSATION

Proposal 4 — Ratification of the Appointment of Independent Registered Public Accounting Firm

At the recommendation of the Audit Committee, the Board has appointed RSM US LLP (“RSM”), an independent registered public accounting firm and our independent auditor for the year ended December 31, 2022, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. This will be the fourth year that RSM will serve as our independent registered public accounting firm. The Audit Committee pre-approves any engagement of RSM and has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval.

Representatives from RSM are expected to be present at the Annual Meeting, be available to respond to appropriate questions and have an opportunity to make a statement, if desired. Although shareholder approval of the selection of RSM is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this selection as a good corporate governance practice. If the shareholders fail to ratify the appointment of RSM, the Audit Committee may reconsider the selection.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company for the audit and other services for the fiscal years ended December 31, 2022 and 2021, including expenses (in millions):

	2022	2021
Audit Fees	$1.4	$1.3
Audit-Related Fees	*	*
Tax Fees (1)	0.3	$0.2
All Other Fees	—	—

Total	$1.7	$1.6

*	Less than $100,000.00.

(1)

These tax services are mainly for the preparation of our and our subsidiaries’ annual federal income tax and resident state income tax returns for the tax year ended December 31, 2021 and December 31, 2022.

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee considered whether providing non-audit services was compatible with maintaining RSM’s independence.

Audit Fees

Audit fees are fees for professional services for the audit of our annual consolidated financial statements, including reporting required by HUD and FHA lenders (since 2021), audits of subsidiary financial statements, the review of financial statements included in Quarterly Reports on Form 10-Q, proxy statements, registration statements and comfort letters related to offerings and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees.

Tax Fees

Tax fees are fees for professional services rendered by RSM with respect to tax compliance and tax planning.

All Other Fees

All other fees are fees for other services rendered by RSM that do not meet the above category descriptions.

Proposal 4 — Ratification of the Appointment of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by its independent registered public accounting firm prior to their engagement for such services. To ensure prompt handling of unexpected matters, the Audit Committee has delegated specific pre-approval authority to the chair of the Audit Committee for services subject to the Pre-Approval Policy, provided that the estimated fees for any such services do not exceed $200,000 in the aggregate annually and the services are not prohibited under applicable law. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All RSM services and fees reported under “Independent Registered Public Accounting Firm Fees” were approved according to the procedures described above. None of the fees paid to RSM under the categories Audit-Related Fees and Tax Fees were approved by the Audit Committee after the services were rendered pursuant to the de minimis exception established by the SEC.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

This proposal requires the favorable vote of the majority of votes cast for approval at the Annual Meeting by holders of our shares of Class A Voting Common Stock.

Additional Information

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board may recommend.

A copy of our proxy materials for the Annual Meeting will be sent to any shareholder without charge upon written or oral request addressed to Amerant Bancorp Inc., to the attention of the Corporate Secretary, 220 Alhambra Circle, Coral Gables, Florida 33134 or by phone at (305) 460-8728. Any shareholder may also receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC, without exhibits, upon written request to the address above.

Shareholder Proposals for 2024 Annual Meeting

A shareholder who would like a proposal considered for inclusion in the Company’s proxy statement relating to the Company’s 2024 annual meeting pursuant to Rule 14a-8 under the Exchange Act, must be received by the Corporate Secretary of the Company no later than December 28, 2023 and must otherwise comply with Rule 14a-8. Any shareholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2024 annual meeting must be received by the Company between February 8, 2024 and March 9, 2024. If, however, the date of the 2024 annual meeting is scheduled for a date more than 30 calendar days from the anniversary date of this year’s Annual Meeting, the shareholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day after public disclosure of the date of such meeting. Such proposals must be addressed to the Corporate Secretary of the Company at 220 Alhambra Circle, Coral Gables, Florida 33134. If the Company does not receive such notice within the time frame described above, the notice will be considered untimely and the proposal may not be brought. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the shares of the Company’s Class A Voting Common Stock entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

Method of Proxy Solicitation

The cost of solicitation of the proxies will be borne by us. In addition to this solicitation of the proxies, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction regarding the proxy materials.

April 26, 2023

amerantbank.com

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Online
Go to www.envisionreports.com/AMTB or scan the QR code – login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2023 Annual Meeting Proxy Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 4 and 1 YEAR on Proposal 3.

1. To elect directors to serve until the 2024 annual meeting of shareholders:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Gerald P. Plush	☐	☐	☐	02 - Pamella J. Dana	☐	☐	☐	03 - Miguel A. Capriles L.	☐	☐	☐
04 - Samantha Holroyd	☐	☐	☐	05 - Erin D. Knight	☐	☐	☐	06 - Gustavo Marturet M.	☐	☐	☐

07 - John A. Quelch	☐	☐	☐	08 - John W. Quill	☐	☐	☐	09 - Ashaki Rucker	☐	☐	☐

10 - Oscar Suarez	☐	☐	☐	11 - Millar Wilson	☐	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers - Say-on-Pay.	☐	☐	☐	3. To vote, on a non-binding, advisory basis, on the frequency of voting on the compensation of the Company’s named executive officers - Frequency on Say-on-Pay.	☐	☐	☐	☐

4. To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X
03SNIB

The 2023 Annual Meeting of Shareholders of Amerant Bancorp Inc. will be held on

Wednesday, June 7, 2023 at 8:00 A.M. Eastern Time, virtually via the Internet at meetnow.global/MTMM2KV.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 7, 2023. The materials are available at: www.envisionreports.com/AMTB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Amerant Bancorp Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – June 7, 2023

Gerald P. Plush and Pamella J. Dana, the Proxies, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Amerant Bancorp Inc. to be held on June 7, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR proposals 2 and 4 and 1 YEAR on proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.